U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ELAST TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                         3845                88-0380544
 (State or other jurisdiction        (Primary Standard    (I.R.S. Employer
   of incorporation or         Industrial Classification  Identification No.)
       organization)                 Code Number)

2505 Rancho Bel Air, Las Vegas, Nevada                          89107
 (Address of registrant's principal executive offices)          (Zip Code)

                                  702.878.8310
              (Registrant's Telephone Number, Including Area Code)

                              Sean P. Flanagan, Esq.
                             Chapman & Flanagan, Ltd.
                          2080 E. Flamingo Rd., Suite 112
                              Las Vegas, NV 89119
                                (702) 650-5660
                           Facsimile: (702) 650-5667
            (Name, Address and Telephone Number of Agent for Service)


Approximate date of proposed sale to the public: From time to time after this

Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933registration statement number of the earlier effective registration statement for the same offering. [ ]
_______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

===================================================================================================
Title of each class      Amount       Proposed maximum       Proposed maximum
of securities            to be         offering price           aggregate            Amount of
to be registered       registered       per share            offering price       registration fee
---------------------------------------------------------------------------------------------------

Common Stock,
$.001 par value    5,000,000 shares       $2.00             $10,000,000.00           $2,640.00
===================================================================================================

                                              Total Registration Fees: $2,640.00
                                                                       ---------


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                         1



 Preliminary Prospectus

                            ELAST TECHNOLOGIES, INC.,
                              a Nevada corporation
                5,000,000 Shares of $.001 Par Value Common Stock

This prospectus ("Prospectus") relates to 5,000,000 shares (the "Shares") of $.001 par value common stock of Elast Technologies, Inc., a Nevada corporation (the "Company"). We are registering 5,000,000 Shares to be offered by the Company on a "best efforts" basis.

We will receive proceeds from the sale of the 5,000,000 Shares we are registering by this Registration Statement and those proceeds will be used for our working capital and to fund our continuing research and development activities; provided, however, that there can be no assurance that we will sell all or any portion of those 5,000,000 Shares. All expenses of registration incurred in connection with this offering will be paid by the Company.

Any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

The Shares have not been registered for sale under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

The Company participates in the OTC Bulletin Board, an electronic quotation service for securities not traded on an established securities exchange. Our common stock trades on the OTC Bulletin Board under the trading symbol ESTG. On July 13, 2000, the closing price of our common stock as reported on the OTC Bulletin Board was $1.4375.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is July 13, 2000

                                         2



 Item 3. Summary Information and Risk Factors.

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, WHICH CONTAINS MORE DETAILED INFORMATION WITH RESPECT TO EACH OF THE MATTERS SUMMARIZED IN THIS PROSPECTUS AS WELL AS OTHER MATTERS NOT COVERED IN THE SUMMARY. ALL PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE ENTIRE CONTENTS OF THE PROSPECTUS AND THE EXHIBITS ATTACHED HERETO, INDIVIDUALLY AND WITH THEIR OWN TAX, LEGAL AND BUSINESS ADVISORS.

The  Company: Our principal business address is 2505 Rancho  Bel  Air,
Las   Vegas,  Nevada  89107;  our main business  telephone  number  is
702.878.8310.

Business of the Company. The Company is a Nevada corporation which was originally Company: incorporated to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Nevada. We intend to manufacture and market medical devices, and we are presently continuing research and development activities relating to a patented allergy-testing device (the "ELAST Device", U.S. Patent No. 5413113, issued on or about May 9, 1995) which the Company owns the rights to develop, test, manufacture and market. We believe our current cash resources are sufficient to fund our research and development activities relating to the ELAST Device over the next 6 months. It may be necessary to raise additional funds to complete prototype development and limited clinical trials of the ELAST Device. However, if the ELAST Device performs as anticipated, we believe that we will be able to raise the funds necessary to begin production of the ELAST Devices - for the
North  American and  international clinical trials and  the  Food  and
Drug Administration ("FDA") approval process - by the sale of the Company's capital stock, debt, or licensing certain proprietary rights. Should the development of the prototype or clinical testing of the prototype take more time than anticipated, or if the results of testing require significant modifications to the ELAST Device, sufficient funds may not be available to enable the ELAST Device to be completed and brought to market during the next 6 months. We have negotiated marketing agreements for the territories of Australia, New Zealand and Japan; and we plan to negotiate and enter into additional marketing agreements with appropriate distributors and marketing agents. We may acquire the right to sell or distribute existing products, or obtain licensing, marketing, distribution or other rights to compatible products. Therefore, other than costs related to the continued development of the ELAST Device, we do not anticipate significant expenditures on acquisition or development of other products during the current fiscal year. We will focus our initial marketing and distribution efforts on development and commercial exploitation of the ELAST Device. The present plan is to lease or license the ELAST Device. This plan could minimize variable costs and create an informed and updated client base. In the last six months, significant developments in the ELAST Device's capabilities have resulted from our research and development efforts. Specifically, we believe our recent tests demonstrate that the ELAST Device is capable of successfully isolating the electrical energy signal emanating from the human body.

 To further advance the research and development of the ELAST Device, and to validate the scientific principle of bio-voltage measurement, an extensive period of testing will commence in conjunction with an academic facility. We are conducting discussions with the University of California at Irvine ("UCI") and San Diego State University. The

                                         3

   process of collaboration needs to be reviewed by the Company's Board of Directors, after acceptance of a testing program by one of the faculties of these institutions. UCI and San Diego State University have both expressed faculty interest in testing the ELAST Device.

  Once the initial testing of the ELAST Device is completed, we will manufacture, or cause to be manufactured, about 10 units of the ELAST Device, which will be provided to a selected group of physicians and scientists. Our operating plan is to develop the ELAST Device as a stand-alone device which is user-friendly and fully self-contained. Once the ELAST Device gains acceptance in the medical community, we anticipate that a patient home-testing unit may be developed.

State of The Company was incorporated pursuant to the provisions of organization of the General Corporation Law of Nevada on November 5, 1996 the Company: under the name Med Mark, Inc. Pursuant to a Plan of Merger filed with the Delaware Secretary of State, on or about June 30, 1998, Elast Technologies Corporation, a Delaware corporation, merged with and into Elast Merger, Inc., a Nevada corporation, which was a wholly-owned subsidiary of Med Mark, Inc. Shareholders who formerly held stock in Elast Technologies Corporation received four
(4) shares of Med Mark, Inc. common stock for each share of their Elast Technologies Corporation common stock, with the result that the former shareholders of Elast Technologies Corporation held a controlling interest in Med Mark, Inc. immediately after the merger.
On or about October 27, 1998, a Certificate of Amendment to the Articles of Incorporation of Med Mark, Inc. was filed with the Nevada Secretary of State changing the Company's name from Med Mark, Inc. to Elast Technologies, Inc.

Risk Factors: A purchase of the Common Stock involves various risks that must be considered carefully by any potential purchaser. Those risks include, but are not necessarily limited to, (i) there can be no assurance that our products and services will achieve significant market acceptance, and that acceptance, if achieved, will be sustained for any significant period or that product and service life cycles will be sufficient (or substitute products and services developed) to permit us to recover associated costs; (ii) the Company has a limited operating history upon which an evaluation of our prospects can be made; (iii) the officers and directors of the Company may be subject to various conflicts of interest; (iv) substantially all of our products and services are subject to significant regulation, and, therefore, our ability to generate significant revenues will depend upon, among other things, our ability to comply with all such regulations, laws and statutes, both in the United States and in other countries; (v) we may be required to raise substantial funds in order to implement our business plans and objectives; (vi) we have significant competition from other medical device manufacturers, suppliers, and distributors; (vii) our results of operations may vary from period to period as a result of a variety of factors; (viii) the market for our products and services is characterized by continuous development and introduction of new products and services; (ix) changing political, economic and regulatory influences may affect our business practices and operations; (x) we are dependent on our key personnel and management;
(xi) we do not anticipate paying dividends on our Common Stock in the foreseeable future; and (xii) there can be no assurance that our operations will become profitable. See "RISK FACTORS".

                                         4



  The Shares: We are filing this registration statement to register 5,000,000 shares of our common stock with the Securities and Exchange Commission to be offered on a "best efforts" basis. There can be no assurance that we will sell any or all of the Shares we desire to sell.

Estimated use of We will receive as much as $10,000,000 if all of the proceeds: 5,000,000 Shares offered by us on a "best efforts" basis at $2.00 per Share are purchased, and we intend to use any proceeds from such sale for working capital and to fund our continuing research and development activities.

                                  RISK FACTORS

In addition to the other information specified in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and our business before purchasing any of the Shares. A purchase of the Shares is speculative in nature and involves numerous risks. No purchase of the Shares should be made by any person who cannot afford to lose the entire amount of such investment.

THIS PROSPECTUS SPECIFIES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE
SPECIFIED IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE PURCHASERS OF SHARES MUST BE PREPARED FOR
THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENTS IN THE COMPANY. THE ORDER IN WHICH THE FOLLOWING RISK FACTORS ARE PRESENTED IS
ARBITRARY, AND PROSPECTIVE PURCHASERS OF SHARES SHOULD NOT CONCLUDE, BECAUSE OF THE ORDER OF PRESENTATION OF THE FOLLOWING RISK FACTORS, THAT ONE RISK FACTOR IS MORE SIGNIFICANT THAN THE OTHER RISK FACTORS.

Information specified in this Prospectus contains "forward looking statements" which can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or the negative thereof or other variations thereon or comparable

                                         5



   terminology.   Such   statements  are  subject  to  certain  risks,
uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward looking statements will
be    achieved.     The   following   matters  constitute   cautionary
statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Among the key factors
that    have  a  direct  bearing   on  the   Company's   results    of
operations  are the  effects of various governmental regulations,  the
fluctuation  of  the  Company's  direct  costs  and  the   costs   and
effectiveness of the Company's operating strategy. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

We Have a Limited Operating History. We have a very limited operating history upon which an evaluation of our prospects can be made. We are currently engaged primarily in research and development activities. We have has not generated any revenues and do not anticipate generating any revenues in our current fiscal year. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in the development of medical devices. There can be no assurance that unanticipated technical or other problems will not occur which would result in material delays in future product and service commercialization or that our efforts will result in successful product and service commercialization. There can be no assurance that we will be able to achieve profitable operations.

Regulatory Approvals May Not Be Granted. A "medical device" is defined by Section 201(h) of the Food, Drug and Cosmetic Act, Title 21 United States Code Section 321 as an instrument, apparatus, or machine which is intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease in man and other animals. Confusion sometimes exists between unregulated consumer products and medical devices. Products are not considered medical devices if they have general utility and are not dedicated to medical applications. Such products are subject to the Consumer Product Safety Act.

Human therapeutic products are subject to rigorous pre-clinical and clinical testing and other approval procedures. The FDA and other similar government regulatory agencies require laboratory and clinical testing and other costly and time-consuming procedures before medical products such as the ELAST Device can be marketed, including, but not limited to, premarket notification to the FDA. Various federal, state and foreign statutes may also govern or affect the manufacturing, safety, labeling, storage, and marketing of such products, as well as record-keeping incidental to such marketing. The ELAST Device may be subject to (i) the Medical Device Amendments of 1976 to the Federal Food, Drug and Cosmetic Act,
cited above; (ii) the Medical Device Reporting Rule implemented by the FDA in 1984; (iii) the standards for medical device manufacturers promulgated by the FDA; and (iv) other rules and regulations developed, implemented and enforced by the Center for Devices and Radiological Health, an FDA sub-agency. However, the FDA Modernization Act of 1997 ("1997 Act") exempts from premarket notification devices that do not present a potential unreasonable risk of illness or injury. The 1997 Act also directs the FDA to concentrate its postmarket surveillance on higher risk devices. Moreover, the 1997 Act expanded the FDA's pilot program pursuant to which the FDA accredits third party experts to conduct the initial review of all low-to-intermediate risk devices. The Company believes that the ELAST Device is such a low-to-intermediate risk device and, therefore, may be subject to the exemptions from premarket notification specified in the 1997 Act. If such is not the case, the ELAST Device may be subject to premarket notification and, therefore, subject to significant delay before being offered for sale, which would have a material adverse effect on the financial condition of the Company.

Obtaining such approvals and maintaining ongoing compliance with these requirements can require the expenditure of significant resources. We have not yet determined what procedures, if any, will be required in this regard and we have not begun any of these procedures. We are currently investigating the possibility that the ELAST Device falls in a category for which FDA approval has already been given. We anticipate that the ELAST Device may be included in such a category, but we are still researching the appropriate regulatory requirements. In addition, regulatory testing and approval would require significant funding. In the event that such funding exceeded our present financial resources, we would have to receive additional capital to market the ELAST Device. An inability to obtain additional financing may have a material adverse effect on the Company, including the possibility that we would be forced to curtail our operations significantly or to cease our operations altogether.

                                         6



 We Are in a Very Competitive Industry. Because the ELAST Device is based on a new concept in diagnostics and is patented, there are currently no direct competitors marketing a similar product. However, competition in the medical products industry, generally, is intense. We compete directly with other companies and
businesses   that   have  developed  and  are   in  the   process   of
developing technologies and products which will be competitive with our products. There can be no assurance that other technologies or products which are functionally equivalent or similar to our technologies and products have not been developed or are not in development. We expect that companies or businesses which may have developed or are developing such technologies and products as well as other companies and businesses which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by the Company. Many of these competitors have greater financial and other resources, and more experience in research and development, than the Company.

For example, according to its 1994 Annual Report, Bayer Corporation (formerly Miles, Inc.) holds over 50% of the worldwide allergy testing market, exclusive of in vitro testing. In 1994, Pharmacia (now Pharmacia & Up john, Inc.) held approximately 73% of the worldwide market share for in vitro allergy tests. The Company's additional competitors in this area include Sanofi, Ciba Corning and Diagnostic Products Corporation.

There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more effective than any which have been or are being developed by the Company or which would render our products obsolete and noncompetitive. Most of our competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities than we do. If we begin commercial sales of our products, we will also be competing with respect to manufacturing efficiency and sales and marketing capabilities. To the extent that customers exhibit loyalty to the supplier that first supplies them with a particular service or technology, our competitors may have an advantage over us with respect to services and technologies first developed by such competitors. As a result of their size and breadth of their service offerings, certain of these competitors have been and will be able to establish managed accounts by which they seek to gain a disproportionate share of users for their services and technologies. Such managed accounts present significant competitive barriers to the Company. There can be no assurance that competitors have not or will not succeed in developing technologies and services that are more effective than any which have been or are being developed by us or which would render our products obsolete and noncompetitive.

We Must Comply with Environmental Laws. Our management believes that no toxic or hazardous materials will be byproducts of the manufacturing processes of the ELAST Device; accordingly, we believe that the Company will not incur unforeseen material expenditures related to the cost of compliance with applicable environmental laws, rules or regulations. We believe that we are presently in compliance with all applicable federal, state, and local environmental laws, rules and regulations. Furthermore, in the event we license the manufacturing rights of the ELAST Device to third parties, we will not become subject to any such restrictions. However, at some time in the future, our research, development, manufacturing and production processes may involve the controlled use of hazardous materials. We may be subject to various laws and regulations governing the use, manufacture, storage, handling, and disposal of such materials and certain waste products. The risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result, and any such liability could exceed our financial resources. In addition, there can be no assurance that in the future we will not be required to incur significant costs to comply with environmental laws and regulations relating to hazardous materials. We cannot estimate the potential costs of complying with local, state, and federal environmental laws.

We Have No Product Liability Insurance. Our business will expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of medical products. We do not have product liability insurance, and there can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities. We face an inherent business risk of exposure to product liability and other claims in the event that the development or use of our technology or products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. There can be no assurance that the Company will avoid significant product liability exposure. There can be no assurance that insurance coverage will be available in the future, on commercially reasonable terms; or that such insurance will be adequate to cover potential product liability claims;

                                         7



 or that a loss of insurance coverage would not materially adversely affect our business, financial condition and results of operations. While we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products we develop. A product liability claim could have a material adverse effect on our business, financial condition and results of operations.

Future Capital Needs and Uncertainty of Additional Funding. The medical products industry is rapidly changing through the continuous development and introduction of new products. Our strategy for growth is substantially dependent upon our ability to successfully introduce the ELAST Devices. Accordingly, our ability to compete may be dependent upon our ability to enhance our products continually.
There can be no assurance that competitors will not develop technologies or products that render our products obsolete or less marketable. We may be required to adapt to technological changes in the industry and develop products to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds. At this time, we do not have a source of commitment for such funds. Continued refinement and improvement costs are risks inherent in new product development, including unanticipated technical or other problems which could
result  in  material   delays  in  product commercialization.

During the year ended December 31, 1999, the Company received approximately $808,250 from the sale of common stock. At December 31, 1999, the Company had cash resources of $205,715. The cash and equivalents constitute our present internal sources of liquidity. Because we are not generating any revenues from the sale or licensing of our products, our only external source of liquidity is the sale of our capital stock. We believe our current cash resources are sufficient to complete prototype development and limited clinical trials of the ELAST Device. If the ELAST Device performs as anticipated, we believe that we will be able to raise the funds necessary to begin production of the ELAST Devices - for the North American and international clinical trials and the FDA approval process - through the sale of equity, debt, or licensing. Should the development of the prototype or clinical testing of the prototype take more time than anticipated, or if the results of testing require significant modifications to the ELAST Device, sufficient funds may not be available to enable the ELAST Device to be completed and brought to market during the time period currently anticipated by the Company. Failure to complete our research and development program will have a significant adverse affect on our business operations.

There is a contingent liability that some of our stock will not be recovered from Crescent Fund Partners, L.P. and we may be obligated to make a rescission offer if some of that stock was sold to third persons. We have a contingent liability equal to the value of 131,000 shares of our common stock as a result of our depositing those shares in to CEDE & Company for the benefit of Crescent Fund Partner, L.P. under circumstances that may have violated the registration requirements of the Securities Act. On March 7, 2000, we directed DTC to return those shares to certificate form and not to deliver them to any purchaser. Unfortunately, Crescent Fund Partners L.P., and its principal, Jeffrey Stone, accessed those shares and tried to sell them, against our instructions. We were forced to sue Crescent Fund Partners L.P. in Dallas County Texas District Court for, among other things, a rescission order. We obtained a restraining order freezing 669,000 of those shares. We do not know where the remaining shares are, nor whether Crescent Fund Partners L.P. sold those shares to third parties. We later learned that Jeffrey Stone is a felon convicted of wire fraud and commercial bribery in United States District Court in New York. We are continuing to prosecute this case and we have been informed that Mr. Stone has been returned to prison, as his conduct with our shares violated his probation.

In the event our shares were sold to third persons, we intend to make a rescission offer to all those persons pursuant to a registration statement filed under the Securities Act and pursuant to Texas securities law, or the securities laws of any other state in which our securities were sold by Crescent Fund Partners L.P. In the rescission offer, we will offer to repurchase from those persons all shares transferred or sold to those persons by Crescent Fund Partners L.P. for an amount equal to the purchase price paid for those shares plus interest at the rate of 10% per year from the date of transfer until the rescission offer expires. The rescission offer will expire approximately 30 days after the effectiveness of the rescission offer registration statement. Because we do not know if any of those shares were sold, we do not know the sales price, if any. However, based upon the current trading price of our common stock, the out-of-pocket cost to us would be approximately $100,000, plus interest, if we were required to repurchase all 131,000 shares.

As of the date of this prospectus, we are not aware of any claims for rescission against us. If we are required to repurchase all of the shares subject to the rescission offer, our operating results and liquidity during the period in which the repurchase occurs could be adversely affected.

The cash and equivalents constitute our present internal sources of liquidity. Because we are not generating any revenues from the sale or licensing of our products, our only external source of liquidity is the sale of our capital stock. We believe our current cash resources are sufficient to complete prototype development and limited clinical trials of the ELAST Device. If the ELAST Device performs as anticipated, we believe that we will be able to raise the funds necessary to begin production of the ELAST Devices - for the North American and international clinical trials and the FDA approval process - through the sale of equity, debt, or licensing. Should the development of the prototype or clinical testing of the prototype take more time than anticipated, or if the results of testing require significant modifications to the ELAST Device, sufficient funds may not be available to enable the ELAST Device to be completed and brought to market during the time period currently anticipated by the Company. Failure to complete our research and development program will have a significant adverse affect on our business operations.

Limited Protection of Proprietary Technology. We will attempt to protect our proprietary technology through the enforcement of our patent and by applying for additional patent protection when appropriate. We exclusively own any and all software and other technology that we develop and we regard such technology as proprietary. We may rely on a combination of patent, trademark and trade secret laws, as well as contractual restrictions on disclosure, copying and distribution (including but not limited to confidentiality agreements with our employees and subcontractors), to attempt to protect our intellectual property rights in our products and services. There is a possibility that such patent, trademark and trade secret laws, as well as such confidentiality agreements, may not be enforceable in certain jurisdictions. It may be possible for unauthorized third parties to copy our products or to reverse engineer or obtain and use information that we regard as proprietary. There can be no assurance that our competitors will not independently develop technologies that are substantially equivalent or superior to our technologies. In addition, because we anticipate distributing our products internationally, the laws of certain countries in which our products and services are or may be distributed or utilized may not protect our products and intellectual rights to the same extent as the laws of the United States. There can be no assurance that third parties will not assert infringement claims against us in the future or that any such assertion will not result in costly litigation or require

                                        8



  us to obtain a license to intellectual property rights of third parties. If we are required to obtain such licenses, there can be no assurance that such licenses will be available on reasonable terms, or at all. Moreover, in the event we were forced to sue third parties for patent infringement or unfair competition, such litigation can be extremely costly and time consuming, and may have a significant adverse affect on our business and operations, even if we prevail in such lawsuit.

We Must Adapt to Rapid Technological Change. The medical devices industry is characterized by rapidly changing technology, resulting in short product life cycles and rapid price declines. We must continuously update our existing and planned products and services to keep them current with changing technologies and must develop new products and services, to take advantage of new technologies that could render our existing products and services obsolete. Our future prospects are highly dependent on our ability to increase the functionality of our products and services in a timely manner and to develop new products that address new technologies and achieve market acceptance. There can be no assurance that we will be successful in these efforts. If we were unable to develop and introduce such products and services in a timely manner, due to resource constraints or technological or other reasons, this inability could have a material adverse effect on our results of operations. In particular, the introduction of new products and services are subject to the inherent risk of development delays and delays in obtaining regulatory approvals, all of which are beyond our control.

We Rely on Our Key Personnel. Our future success will depend on the service of our key personnel and, additionally, our ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in the medical products field, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Because of the intense competition, there can be no assurance that we will be successful in adding personnel as needed to satisfy our staffing requirements. Failure to attract and retain key personnel could have a material adverse effect on the Company.

Conflicts of Interest. The persons serving as our officers and directors may have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to the Company. As a result, conflicts of interest between the Company and the other activities of those persons may occur from time to time, in that those persons shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved and, also, the affairs of the Company.

Limitation on Liability of Officers and Directors of the Company. The Articles of Incorporation of the Company includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company. DISCLOSURE OF POSITION OF COMMISSION REGARDING INDEMNIFICATION FOR SECURITIES ACT LIABILITIES:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC
POLICY   AS   EXPRESSED   IN   THE  1933  ACT   AND   IS,   THEREFORE,
UNENFORCEABLE.

Penny Stock Regulation. The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its

                                         9



  salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our common stock becomes subject to the penny stock rules, purchasers of Shares may find it more difficult to sell their Shares.

Control  by  Existing  Stockholders;  Anti-Takeover  Provisions.   Our
directors, officers and principal (greater than 5%) stockholders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 50.9% of the Company's outstanding common stock. Certain principal stockholders are directors or executive officers of the Company. As a result of such ownership, these stockholders may be able to exert significant influence, or even control, matters requiring approval by the stockholders of the Company, including the election of directors. In addition, certain provisions of Nevada law and of the Company's Articles of Incorporation and Bylaws could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

Securities Market Factors. Our common stock is quoted on the OTC Bulletin Board. However, no assurance can be given that an active public market will develop or be sustained. Factors such as announcements of the introduction of new or enhanced products by the Company or its competitors and quarter-to-quarter variations in the Company's results of operations, as well as market conditions in the technology and emerging growth company sector, may have a significant impact on the market price of our common stock. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of equity securities of many high technology companies and that often has been unrelated or disproportionate to the operating performance of such companies. These market fluctuations may adversely affect the price of our common stock.

Legal Proceedings. In February, 2000 we registered 1,000,000 shares of our common stock for sale on a "best efforts" basis. We deposited 800,000 of those shares into DTC, one of the world's largest security depositories and a national clearinghouse for the settlement of trades in corporate and municipal securities. On March 7, 2000, we were informed by the Securities and Exchange Commission that our financial statements on file were not current, so we directed that the 800,000 shares be returned to certificate form and not delivered to any purchaser. Unfortunately, Crescent Partners L.P., and its principal, Jeffrey Stone, accessed those shares and tried to sell them, against our orders. We were forced to sue Crescent Partners L.P. in Dallas County, Texas District Court and we obtained a restraining order freezing 669,000 of those shares. We later learned that Jeffrey Stone is a felon convicted of wire fraud and commercial bribery in United States District Court in New York. We are continuing to prosecute this case and we believe Mr. Stone has been returned to prison, as his conduct with our shares violated his probation. There is a risk that we will not be able to recover all the shares, which could affect the market and value of our common stock.

No Foreseeable Dividends. We do not anticipate paying dividends on our common stock in the foreseeable future; but, rather, we plan to retain earnings, if any, for the operation and expansion of our business.

No Assurances of Revenue or Operating Profits. There can be no assurance that we will be able to develop consistent revenue sources or that our operations will become profitable.

Federal Income Tax Consequences. We have obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of the purchase or sale of Shares by the Selling Stockholders. Consequently, investors must evaluate for themselves the income tax implications which attach to their purchase, and any subsequent sale, of the Shares.

Impact of the Year 2000. The Year 2000 (commonly referred to as "Y2K") issue resulted from the fact that many computer programs were written using two, rather than four, digits to identify the applicable year. As a result, many people were concerned that computer programs with time-sensitive software might recognize a two digit code for any year in the next century as related to this century. For example, "00", entered in a date-field for the year 2000, might be interpreted as the year 1900, resulting in system failures or miscalculations and disruptions of operations, including, among other things, a temporary inability to process transactions or engage in other normal business activities. While companies and governments in the United States spent an estimated $150 billion to $225 billion repairing the problem, countries like Russia and China, which spent relatively minor amounts, seemed to clear the New Year's Day hurdle with equal success. Major news media in the United States are reporting that, after years of work and billions of dollars spent repairing the Year 2000 computer glitch, the technological tranquility of New Year's Day has raised a new concern that the United States overreacted to this problem. While it is still too soon to state positively that the Y2K transition has passed without mishap, we believe that Y2K issues will not have a material adverse affect on our business.

                                       10

 Item 4. Use of Proceeds

We will receive up to $10,000,000 if all of the 5,000,000 Shares offered by us on a "best efforts" basis at $2.00 per share are purchased, and we intend to use any proceeds from such sale for working capital and to fund our continuing research and development activities.

Item 5. Determination of Offering Price

Price  Range of Common Stock.  The Company's  stock is quoted  on  the
OTC Bulletin Board (trading symbol:ESTG). Prior to the Company's participation on the OTC Bulletin Board, there was no public market for the Company's common stock. The Company's common stock has closed at a low of $0.75 and a high of $3.125 for the 52-week period ended July 13, 2000. This market is extremely limited and the prices for the Company's common stock quoted by brokers is not necessarily a reliable indication of the value of the Company's common stock.

The offering price of the 5,000,000 Shares being offered on a "best efforts" basis has been determined primarily by the capital requirements of the Company and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the Shares is not based on past earnings, nor is the price of the Shares indicative of current market value for the assets owned by the Company. No valuation or appraisal has been prepared for the business and potential business expansion of the Company.

Item 6. Dilution

The Company has been a reporting company since May 2, 1999, which was the effective date of the Registration Statement on Form 10-SB which the Company filed with the Commission on March 3, 1999. We are offering for sale 5,000,000 Shares on a "best efforts" basis at a price significantly higher than the current bid and asked prices for our common stock as quoted on the OTC Bulletin Board. The following table sets forth the difference between the offering price of the Shares being offered by the Company, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by the Company, assuming that all of the Shares offered by the Company are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of March 31, 2000.

Offering  Price                                       $2.00 per  share
Net  tangible book value at 3/31/2000                 $0.21 per  share
Net  tangible book value after giving          effect to the  offering
$0.74    per    share   Per   Share   Dilution   to   New    Investors
$1.26    per    share    Percent    Dilution    to    New    Investors
63%

                                        11





Item 7. Selling Stockholders

There are no selling shareholders.

Item 8. Plan of Distribution

We are registering 5,000,000 Shares in contemplation of a "best efforts" offering of our common stock. We do not currently have an agreement with any person for the purchase of any portion of those 5,000,000 Shares, nor have we commenced any communication with any person regarding the purchase of those 5,000,000 Shares. There can be no assurance that we will sell all or any portion of those 5,000,000 Shares.

We may sell the Shares in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In effecting sales, brokers and dealers may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as our agent, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block

                                        12



  transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above.

Any broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the 1933 Act and any profit on the sale of Shares and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act.

We have filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. There can be no assurance that we will sell any of the Shares we desire to sell.

Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of the
Company during the applicable "cooling off" periods prior to the commencement of such distribution. We will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers or agents.

We will advise any broker-dealers that, during such time as they may be engaged in a distribution of any of the Shares we are registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. Stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and
Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

                                        13



 Item 9. Legal Proceedings

Legal Proceedings. In February, 2000 we registered 1,000,000 shares of our common stock for sale on a "best efforts" basis. We deposited 800,000 of those shares into DTC, one of the world's largest security depositories and a national clearinghouse for the settlement of trades in corporate and municipal securities.

Certain disputes have arisen between and among the present management of the Company, on the one hand, and Edward L. Hamilton, a former officer and director of the Company, on the other hand. Although management of the Company believed those disputes had been resolved, disputes over the performance of the settlement agreement have now arisen. The Company anticipates that Mr. Hamilton may take legal action with regard to this matter. The Company intends to oppose vigorously any action by Mr. Hamilton in regard to this matter, but will also consider a reasonable settlement if the Company's Board of Directors determines that the terms and conditions of such a settlement are in the best interests of the Company.

Item 10. Directors, Executive Officers, Promoters and Control Persons.

The directors and principal executive officers of the Company are as specified on the following table:

================================================================================
               Name            Age                 Position
--------------------------------------------------------------------------------

Thomas Krucker                  60        President and Director
--------------------------------------------------------------------------------

Robert D. Milne, M.D.           53        Chairman of the Board of
Directors
================================================================================

Nicholas Spencer                38        Director
================================================================================

Dr. Eduardo Daniel Jimenez      58        Director
Gonzalez
================================================================================


Thomas Krucker is the President, Chief Executive Officer, and a director of the Company. Mr. Krucker graduated from the University of Arizona in 1962 and received a Juris Doctorate degree from Pepperdine University in 1969. Mr. Krucker served with Toyota USA for approximately 20 years. Mr. Krucker was formerly the chief operating officer of Fun City Popcorn, Inc., a Nevada corporation which recently changed its name to Tone Products. Mr. Krucker left Tone Products to accept the office of President of the Company.

Robert D. Milne, M.D. is the Chairman of the Board of Directors of the Company. Dr. Milne is a board-certified family practice physician with extensive experience in allergy testing and preventative medicine. He is also the inventor of the

                                        14



 ELAST Device. Before starting his own practice at the Milne Medical Center in Las Vegas, Nevada, Dr. Milne was Medical Director at the Omni Medical Center and also practiced medicine at the Nevada
Clinic after previous assignments in emergency medicine and a family practice. Dr. Milne is the author of numerous papers in the medical field and has authored several books, including The Definitive Guide to Headaches and The Photon Connection - Energy for the New Millennium.

Nicholas Spencer is a director of the Company. Mr. Spencer has more than 15 years experience in starting, managing, and improving business performance and now specializes in business planning and start-up companies with a special emphasis on marketing and development. Mr. Spencer currently serves on the Board of Directors of Medsearch Pty. Limited, Sydney, New South Wales, and also serves as Chairman of the Board for that company.

Dr. Eduardo Daniel Jimenez Gonzalez is an international banker and Mexican attorney who specializes in immigration, civil, and criminal matters in the Republic of Mexico and who provides international consulting services regarding finance, credit, commerce, industrial and tourist development, import and export matters, and administrative management. Dr. Gonzalez is a Fullbright Scholar who received a Master of Arts Degree from John Hopkins University, School of Advanced International Studies, in Washington, D.C. and who has studied International Economics at Harvard University and American Civilization at Georgetown University. Dr. Gonzalez has served as a counselor at the Mexican Embassy in Washington, D.C., as a Mexican Minister in Bonn, as Ambassador at Large for Mexico in Oslo, Norway and Islandia, and as private secretary for a former President of Mexico. He has served as Managing Director for Latin American Investment Banking for First Chicago Bank in Panama, Colombia, Venezuela, Ecuador and Peru, as as First Chicago Bank's Vice-President for the Western Hemisphere. He is an international lecturer on economic development and an International Law Professor at the University of Mexico.

There is no family relationship between any of the officers or directors of the Company. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any officer or director of the Company from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with the Company so enjoined.

Section  16(a)  Beneficial   Ownership  Reporting   Compliance.   The
Company's Registration Statement on Form 10-SB became effective on or about May 2, 1999 and cleared comments from the Securities and Exchange Commission on or about September 1, 1999 . To the Company's knowledge, all of the officers, directors, and principal shareholders have filed all reports required to be filed by those persons on, respectively, Form 3 ( Initial Statement of Beneficial Ownership of Securities), a Form 4 (Statement of Changes of
Beneficial  Ownership  of Securities),   or  a  Form  5  (Annual
Statement  of  Beneficial  Ownership  of Securities).

Item 11. Security Ownership of Certain Beneficial Owners and
Management

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 31, 2000, by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive officers of the Company as a group. The number of shares outstanding of the issuer's only class of Common Stock, $.001 par value, was approximately 8,751,215 on March 31, 2000.

(a) Security Ownership of Certain Beneficial Owners. Other than officers and directors, no persons are beneficial owners of 5% or more of the Company's issued and outstanding common stock.

(b) Security Ownership of Management. The directors and principal executive officers of the Company directly or beneficially own, in the aggregate, 4,445,308 shares of the Company's common stock, or approximately 51% of the issued and outstanding common shares, as set forth on the following table (percentages are rounded off to the nearest one-tenth of

                                       15




one percent). Associates and family members residing with directors and principal executive officers also own shares of the Company's common stock, as specified under the heading entitled
Beneficial Ownership immediately below the table.

                    Name and Address                      Amount and
Percent of
Title of Class      of Owner                              Nature of
Class (approx.)
--------------      --------                              ---------
---------------
                                                           Owner


$.001 par value     Dr. Robert Milne(1)                  4,029,976
46.1%
Common Stock        2432 Greens Ave.                     Secretary and
Director
                    Henderson, NV 89014

$.001 par value     Thomas Krucker(2)                    390,332
4.5%
Common Stock        2505 Rancho Bel Air                  President and
Director
                    Las Vegas, NV 89107

$.001 par value     Nicholas Spencer                     25,000
0.3%
Common Stock        13 Edinburgh Road                    Director
                    N.S.W., Australia

                    Total shares beneficially
                    owned by all officers and directors
                    as a group                           4,445,308
50.9%
</table



Beneficial Ownership. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of the Company's common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

(1) Shares of the  Company's  common stock are held by (i) Dr.  Milne;
(ii) Dr. Milne's spouse, Julie Milne; (iii) immediate family members
Drew Milne, Meredith Milne and Brook Milne, who reside with Dr. Milne;
(iv) a Milne family trust; and (v) the Milne Medical Center, an affiliate of Dr. Milne.

(2) Shares of the  Company's  common stock are held by (i) Mr.
Krucker; (ii) a trust in the name of Mr. Krucker's spouse, Katherine; and (iii) Katherine Krucker as custodian for his daughter, Kimberly, who resides with him.

On or about October 18, 1999, the Company issued a press release which specified that Dr. Milne had agreed to retire 1.5 million shares of the Company's common stock held in his name in exchange for stock options to purchase up to 1.5 million shares of the Company's common stock at $1.68 per share. Subsequent to that press release, the Company's Board of Directors determined that Dr. Milne had not received consideration for the retirement of those shares;
therefore, those shares were not retired, and the stock options were never issued.

Changes in Control. Management of the Company is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.
Pursuant to a Plan of Merger filed with the Delaware Secretary of State, in June, 1998, Elast Technologies Corporation, a Delaware corporation (previously defined in this Registration Statement as "Elast Delaware"), merged with and into Elast Merger, Inc., a Nevada corporation, which was a wholly-owned subsidiary of the Company. Shareholders who formerly held stock in Elast Delaware received 4 shares of the Company's common stock for each share of their Elast Delaware stock on or about June 30, 1998, with the result that the former shareholders of Elast Delaware now hold a controlling interest in the Company, and Elast Delaware is now a wholly-owed subsidiary of the Company. The Company changed its name from Med Mark, Inc. to Elast Technologies, Inc. on or about
October 27, 1998. Our management is currently considering entering into a merger agreement with Bioelectronics Corp., a privately held research and development company based in Maryland which designs low cost and disposable magnetic field medical devices to accelerate and improve the quality of tissue healing. However, after extensive negotiations, the final terms of that proposed merger have not been determined. Although we filed a proxy statement requesting approval of the proposed merger from our shareholders, that request may be withdrawn.

                                        16



 Item 12. Description of Securities

The Company is authorized to issue 25,000,000 shares of common stock, $.001 par value, each share of common stock having equal rights and preferences, including voting privileges. The shares of $.001 par value common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments.
The Bylaws of the Company specify how the cash available for distribution, whether occurring from operations or sales or refinancing, is to be shared among the shareholders. The holders of the Company's common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors of the Company or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the Directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefor; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock. All of the outstanding shares of Company's common stock are duly authorized, validly issued, fully paid and non-assessable.

Dividend Policy. The Company has never declared or paid a cash dividend on its capital stock and does not expect to pay cash dividends on its Common Stock in the foreseeable future. The Company currently intends to retain its earnings, if any, for use in its business. Any dividends declared in the future will be at the discretion of the Board of Directors and subject to any restrictions that may be imposed by the Company's lenders.

Item 13. Interest of Named Experts and Counsel.

No "expert",  as that term is defined pursuant to Regulation  Section
228.509(a) of Regulation S-B, or the Company's "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company, at any time prior to the filing of this Registration
Statement; provided, however, that in 1998 Thomas E. Stepp, Jr., received 15,000 shares of the Company's common stock as compensation for legal services performed for the benefit of the Company.

Item 14. Disclosure of Commission Position on Indemnification for
Securities Act          Liabilities

IN THE OPINION OF THE SECURITIES AND EXCHANGE  COMMISSION,
INDEMNIFICATION  FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES
ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE,
UNENFORCEABLE.

Item  15.  Organization Within Last Five Years

Transactions with Promoters. Thomas Krucker and Dr. Milne were the promoters of the Company. Mr. Krucker received 50,000 shares of common stock of the Company for his management and organizational services provided to the Company. Dr. Milne received his original issue of shares of common stock of the Company pursuant to the licensing agreement for the ELAST Device.

Additional information about certain relationships and related transactions is specified more completely under the portion of this Prospectus entitled Certain Relationships and Related Transactions at
Item 19 below.

                                        17



 Item 16.  Description of Business.

Development of the Company.  Med Mark, Inc., a Nevada  corporation
("Company"), was incorporated in the State of Nevada on November 5, 1996. On or about June 29, 1998, the Company filed a Certificate of Amendment to its Articles of Incorporation changing the name of the Company to Elast Technologies, Inc. The executive offices of the Company are located at 2505 Rancho Bel Air, Las Vegas, Nevada 89107.
The Company's telephone number is 702.878.8310.

Business of the Company. The Company was organized to engage in the business of manufacturing and marketing medical equipment and supplies, as well as health related products, including vitamins and nutritional supplements. The Company plans to develop its own products and may also obtain marketing and distribution rights to existing products or products currently in development by others.

On or  about  June  30,  1998,  the  Company  acquired  all  of the issued  and outstanding  capital  stock  of  Elast  Technologies
Corporation,   a  Delaware corporation ("Elast Delaware"),  and, as
specified above,  changed the Company's name from Med Mark, Inc. to
Elast Technologies,  Inc. The Company entered into a licensing agreement with Dr. Robert D. Milne and acquired the rights to develop, test,  manufacture,  and  market Dr.  Milne's  patented  allergy-
testing  device ("ELAST Device",  U.S. Patent No. 5413113,  issued on or about May 9, 1995). Dr. Milne is a board-certified  family practice physician with extensive  experience in allergy testing and
preventative  medicine. The Company has spent significant amounts of time  during its last two fiscal  years on research  and  development activities relating to the ELAST Device.

The licensing agreements relating to the ELAST Device are specified more completely herein at Item 7, under the subsection entitled Licensing Agreements Were Not the Result of Arms-Length
Negotiations.

The ELAST Device is based on the clinical observation that the human body loses energy (that is, the body's normal electrical flow is interrupted) when exposed to a substance to which that body is sensitive or allergic. The energy loss is rapid and is measured in micro-voltage. The ELAST Device measures the body's energy loss and documents it graphically, providing the treating physician with an accurate assessment of a patient's sensitivity. The Company intends to clinically test the device under the direction of Dr.
Milne. After clinical testing, the ELAST Device will be submitted to the United States Food and Drug Administration ("FDA") for approval.

Human therapeutic products are subject to rigorous pre-clinical and clinical testing and other approval procedures. The FDA and comparable foreign government regulatory agencies require laboratory and clinical testing and other costly and time- consuming procedures before medical products such as the ELAST Device can be marketed.
Various federal, state and foreign statutes also govern or affect the manufacturing, safety, labeling, storage, and marketing of such products, as well as record-keeping incidental to such marketing.
Obtaining such approvals, and maintaining ongoing compliance with these requirements can require the expenditure of significant resources. To date, the Company has not determined what procedures, if any, will be required in this regard and has not begun any of these procedures. The Company is currently investigating the possibility that the ELAST Device falls under a category for which FDA approval has already been given. The Company anticipates that the ELAST
Device may be included in such a category, but research is currently being done by the Company to determine regulatory requirements. In addition, regulatory testing and approval would require significant funding and, in the event that such funding exceeded the present financial resources of the Company, the Company would have to raise additional capital to market the ELAST
Device.

In the event the FDA or other domestic or foreign regulatory agency requires approval and testing of the ELAST Device, prior to its commercial exploitation, the Company cannot provide any assurances that testing procedures will be successfully completed, or if completed, demonstrate that the ELAST Device is safe and efficacious. Further, there can be no assurances that any required government approvals will be obtained. Accordingly, there can be no assurance that the Company will be able to market the ELAST Device in the United States or any foreign country. Any failure by the Company, its subsidiary, collaborators or licensees to obtain any required regulatory approvals or licenses would adversely affect the ability of the Company to market its products and would have a significant adverse affect on the Company's revenues.

                                        18



 Employees.  The Company  currently  has 3 employees.  Management  of the Company anticipates using consultants for business,  accounting, engineering, and legal services on an as-needed basis.  Because the
Company  anticipates  entering into licensing  and  manufacturing
agreements  with  third  parties,   the  Company anticipates that it
will require few additional employees during the next fiscal year.

Competition. Because the ELAST Device is based on a new concept in diagnostics and is patented, there are currently no direct competitors with a similar product in the marketplace. Once the ELAST Device gains product acceptance in the medical community, the Company anticipates physicians could prescribe home-testing.

However, competition in the medical products industry, generally, is intense. The Company and its subsidiary compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with the products developed and offered by the Company and its subsidiary. There can be no assurance that other technologies or products which are functionally equivalent or similar to the technologies and products of the Company and its subsidiary have not been developed or are not in development. The
Company expects that companies or businesses which may have developed or are developing such technologies and products as well as other companies and businesses which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by the Company. Many of these competitors have greater financial and other resources, and more experience in research and development, than the Company.

For example,  according to its 1994 Annual Report,  Bayer Corporation
(formerly Miles, Inc.) holds over 50% of the worldwide allergy testing market, exclusive of in vitro testing. In 1994, Pharmacia
(now Pharmacia & Upjohn, Inc.) held approximately 73% of the worldwide market share for in vitro allergy tests. The Company's additional competitors in this area include Sanofi, Ciba Corning and Diagnostic Products Corporation.

There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more effective than any which have been or are being developed by the Company or which would render the products of the Company obsolete and noncompetitive. Many of the competitors of the Company have substantially greater experience, financial and technical resources and production, marketing and development capabilities than the Company. If the Company commences commercial sales of its products, it will also be competing with respect to manufacturing efficiency and sales and marketing capabilities.

Compliance with Environmental Laws. The Company's management believes that no toxic or hazardous materials will be byproducts of the manufacturing processes of the ELAST Device; accordingly, management of the Company believes that the Company will not incur unforeseen material expenditures related to the cost of compliance with applicable environmental laws, rules or regulations. The Company believes that it is presently in compliance with all applicable federal, state, and local environmental laws, rules and regulations.
Furthermore, in the event the Company licenses the manufacturing rights, of the ELAST Device, to third parties, the Company will not become subject to any such restrictions. However, at some time in the future, the research, development, manufacturing and production processes of the Company may involve the controlled use of hazardous materials. The Company may be subject to various laws and regulations governing the use, manufacture, storage, handling, and disposal of such materials and certain waste products. The risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the financial resources of the Company. In addition, there can be no assurance that in the future the Company will not be required to incur significant costs to comply with environmental laws and regulations relating to hazardous materials.
The Company cannot estimate the potential costs of complying with local, state, and federal environmental laws.

Item 17. Management's Discussion and Analysis of Financial Condition
and Results          of Operations

THIS  PROSPECTUS  SPECIFIES  FORWARD-LOOKING  STATEMENTS  OF
MANAGEMENT  OF THE COMPANY   ("FORWARD-LOOKING    STATEMENTS")
INCLUDING,   WITHOUT   LIMITATION, FORWARD-LOOKING STATEMENTS
REGARDING OUR EXPECTATIONS,  BELIEFS,  INTENTIONS AND FUTURE
STRATEGIES.

                                        19



 FORWARD-LOOKING  STATEMENTS ARE STATEMENTS THAT ESTIMATE THE
HAPPENING OF FUTURE EVENTS AND ARE NOT BASED ON HISTORICAL FACTS.
FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-
LOOKING  TERMINOLOGY,  SUCH AS "COULD",  "MAY", "WILL", "EXPECT",
"SHALL",  "ESTIMATE",  "ANTICIPATE",  "PROBABLE",  "POSSIBLE",
"SHOULD",  "CONTINUE",  "INTEND" OR SIMILAR TERMS,  VARIATIONS OF
THOSE TERMS OR THE NEGATIVE OF THOSE TERMS. THE  FORWARD-LOOKING
STATEMENTS  SPECIFIED IN THIS PROSPECTUS  HAVE BEEN  COMPILED  BY
MANAGEMENT  OF THE  COMPANY ON THE BASIS OF ASSUMPTIONS  MADE BY
MANAGEMENT  AND  CONSIDERED BY MANAGEMENT TO BE REASONABLE. FUTURE
OPERATING RESULTS OF THE COMPANY,  HOWEVER, ARE IMPOSSIBLE TO PREDICT
AND NO  REPRESENTATION,   GUARANTY,  OR  WARRANTY  IS  TO  BE
INFERRED  FROM  THOSE FORWARD-LOOKING STATEMENTS.

THE ASSUMPTIONS USED FOR PURPOSES OF THE  FORWARD-LOOKING  STATEMENTS
REPRESENT ESTIMATES OF FUTURE EVENTS AND ARE SUBJECT TO UNCERTAINTY AS
TO POSSIBLE CHANGES IN ECONOMIC,  LEGISLATIVE,  INDUSTRY, AND OTHER
CIRCUMSTANCES.  AS A RESULT, THE IDENTIFICATION AND INTERPRETATION OF
DATA AND OTHER INFORMATION AND THEIR USE IN DEVELOPING  AND SELECTING
ASSUMPTIONS  FROM AND AMONG  REASONABLE  ALTERNATIVES REQUIRE THE
EXERCISE OF JUDGMENT.  TO THE EXTENT THAT THE ASSUMED  EVENTS DO NOT
OCCUR, THE OUTCOME MAY VARY SUBSTANTIALLY FROM ANTICIPATED OR
PROJECTED RESULTS, AND,  ACCORDINGLY,  NO  OPINION  IS  EXPRESSED  ON
THE  ACHIEVABILITY  OF  THOSE FORWARD-LOOKING   STATEMENTS.  NO
ASSURANCE  CAN  BE  GIVEN  THAT  ANY  OF  THE ASSUMPTIONS RELATING TO
THE FORWARD-LOOKING  STATEMENTS SPECIFIED IN THIS REPORT ARE ACCURATE,
AND WE ASSUME NO  OBLIGATION  TO UPDATE ANY SUCH  FORWARD-LOOKING
STATEMENTS.

General. The Company intends to manufacture and market medical devices. We are currently negotiating proposed marketing agreements and plans to negotiate and enter into marketing agreements with appropriate distributors and marketing agents. Other than the ELAST Device, we do not currently have any plans to develop other products. We may, however, acquire the right to sell or distribute existing products, or obtain licensing, marketing, distribution or other rights to compatible products. Therefore, other than costs related to the continued development of the ELAST Device, we do not anticipate significant expenditures on acquisition or development of other products during the current fiscal year.

On  February  1, 2000,  the  Company  relocated  its  research  and development facilities to San Diego's Center for Applied Competitive
Technologies ("CACT"). Established  in  1990,  CACT  is  one  of
twelve  advanced  technology  centers designated  by the State of
California  to serve  firms in the  manufacture  of biomedical  and
bio-technical   products  and  to  assist  such  companies  in
transitioning  from research and development  activities to
manufacturing  their products.  CACT is a member of the  National
Coalition  of Advanced  Technology Centers  and has  served  since
1992 as a regional  affiliate  of the  National Institute for
Standards and Technology's  Manufacturing Extension Centers. Since
1997, CACT has been a Regional  Affiliate of the National  Aeronautics and Space Administration's Far West Regional Technology Transfer
Center.

In June, 2000 we announced that we were negotiating with a Japanese medical device firm which wanted to acquire the licensing rights to the ELAST Device. We are hoping to come to an agreement by autumn of this year with delivery of some test units by the end of this year. This agreement would complement our agreement with the Australian firm, River Plate Pty., Ltd., which has the distribution rights to the ELAST Device in Australia and New
Zealand. These international marketing agreements would allow for marketing the ELAST Device prior to approval by the Food and Drug
Administration.

We think the potential market for the ELAST Device in Japan is very large. Approximately 130 million Radio Allergo Sorben
Tests, called RASTs, are conducted in Japan each year. Unlike the ELAST Device, the RAST requires the drawing and testing of blood samples, which is painful, poses a risk of infection, takes more time, and costs more than using the ELAST Device for allergy testing.

We will focus our initial marketing and distribution efforts on development and commercial exploitation of the ELAST Device. Our present plan is to lease or license the ELAST Device. We believe that such a plan minimizes variable costs and creates an informed and updated client base.

Our business will expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of medical products. We do not have product liability insurance, and there can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities. We face an inherent business risk of exposure to product liability and other claims in the event that the development or use of our technology or products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. There can be no assurance that we will avoid significant product liability exposure. There can be no assurance that insurance coverage will be available in the future, on commercially reasonable terms;
or that such insurance will be adequate to cover potential product liability claims; or that a loss of insurance coverage would not

                                        20



 materially  adversely  affect our business,  financial  condition and results of operations.  While we have taken, and will continue to
take, what we believe are appropriate  precautions,   there  can  be
no  assurance  that  we  will  avoid significant  liability  exposure.
An  inability  to  obtain  product  liability insurance at acceptable cost or to otherwise  protect against  potential product liability claims  could  prevent or inhibit the  commercialization  of products developed  by the  Company.  A product  liability  claim  could  have a material adverse effect on our business, financial condition and results of operations.

Our strategy for growth is substantially dependent upon our ability to market and distribute products successfully. Other companies, including those with substantially greater financial, marketing and sales resources, compete with the Company, and have the advantage of marketing existing products with existing production and distribution facilities. There can be no assurance that we will be able to market and distribute products on acceptable terms, or at all. Our failure to market our products successfully could have a material adverse effect on our business, financial condition or results of operations.

The medical products industry has been under increasing scrutiny by various state and federal regulatory agencies. While we do not presently require any government approval to create, develop or manufacture the ELAST Device, we may be subject to various forms of government regulations, including consumer safety laws and environmental safety laws. Any future violation of, or the cost of compliance with, these laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

The medical products industry is rapidly changing through the continuous development and introduction of new products. Our strategy for growth is substantially dependent upon our ability to successfully introduce the ELAST Device. Accordingly, our ability to compete may be dependent upon our ability to enhance and improve our products continually. There can be no assurance that competitors will not develop technologies or products that render our products obsolete or less marketable. We may be required to adapt to technological changes in the industry and develop products to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds. At this time, we do not have a source of commitment for such funds. Continued refinement and improvement costs are risks inherent in new product development, including unanticipated technical or other problems which could result in material delays in product commercialization.

Liquidity and Capital  Resources.  During the year ended  December 31,
1999, the Company received approximately $808,250 from the sale of common stock. At December 31, 1999, the Company had cash resources of $205,715. The cash and equivalents constitute our present internal sources of liquidity. Because we are not generating any revenues from the sale or licensing of our products, our only external source of liquidity is the sale of our capital stock.

The Company believes these cash resources are sufficient to complete prototype development and limited clinical trials of the ELAST Device.
If the ELAST Device performs as anticipated, the Company believes that it will be able to raise the funds necessary to begin production of the ELAST Devices - for the North American and international clinical trials and the FDA approval process - through the sale of equity, debt, or licensing. Should the development of the prototype or clinical testing of the prototype take more time than anticipated, or if the results of testing require significant modifications to the ELAST Device, sufficient funds may not be available to enable the ELAST Device to be completed and brought to market during the time period currently anticipated by the Company.

                                        21



 Manufacturing  and  Marketing  the  Company's  Products.  The
Company does not anticipate any supply problems. As this time, the Company does not require manufacturing facilities. As the principal components of the ELAST Device consist of electronic parts that are readily available, the Company does not anticipate that its manufacturer will have any supply problems. The Company's operations are not effected by any seasonal factors.

Once the initial testing of the ELAST Device is completed, the Company will manufacture, or cause to be manufactured, about 10 units of the ELAST Device, which will be provided to a selected group of physicians, including eye, ear, nose and throat specialists, chemical ecologists, and allergy specialist doctors, naturopaths, and chiropractors. Thereafter, the ELAST Device will be marketed to physicians and hospitals to test patients for prescription drug compatibility, to avoid drug-related illnesses. The Company's operating plan is to market the ELAST Device as a stand-alone device that can be attached to "medical environment" computers.
Once the ELAST Device gains acceptance in the medical community, the Company anticipates that a patient home-testing unit may be developed.

Item 18. Description of Property

Property held by the Company.  The  consolidated  financial
statements filed as exhibits to this Registration  Statement include
the accounts of the Company and its  wholly-owned  subsidiary,   Elast
Technologies  Corporation,   a  Delaware corporation  (previously
defined  in  this  Registration  Statement  as  "Elast Delaware").
All significant intercompany  transactions have been eliminated. As of the dates  specified in the following  table,  the Company held the following property:

======================================================================
==========
          Property                  Dec. 31, 1998           Dec. 31,
1999
----------------------------------------------------------------------
----------
Cash and equivalents                 $226,818.00
$205,715.00
----------------------------------------------------------------------
----------
License to use Patent No. 5413113        $400.00
$240.00
----------------------------------------------------------------------
----------


The Company defines cash equivalents as all highly liquid investments with a maturity of 3 months or less when purchased. The
Company does not presently own any  interests in real estate.  The
Company does not presently own any inventory or equipment.

Item 19. Certain Relationships and Related Transactions

Related Party Transactions. Dr. Milne, the Chairman of the Board of the Company, provides office space and services to the Company, at no cost to the Company. At such time as the Company begins receiving revenue from operations, management of the Company anticipates that the Company will begin paying rent for 800 square feet of this office space, at a rate of $1,200 per month.

Also in 1999, Edward L. Hamilton, who was, at the time, an officer and director of the Company, was provided housing in a residence owned by Thomas Krucker. The Company paid Mr. Krucker $15,000 for the housing and that cost was included in Mr. Hamilton's compensation for 1999.

Licensing Agreement Was Not the Result of Arms-Length Negotiations. As set forth above, on or about June 12, 1996, Elast Delaware acquired a license from Robert D. Milne, M.D., who was, at that time, Chairman of the Board of Directors and a major shareholder of Elast
Delaware, whereby Elast Delaware acquired the exclusive right to develop, manufacture and market the ELAST Device. Elast Delaware issued to Dr. Milne 3,200,000 shares of its common stock to acquire the licensing rights. The Company believes that the fair market value of 3,200,000 shares of Elast Delaware's common stock at the time of the transaction was $800.00, and, therefore, the Company determined that 3,200,000 shares of Elast Delaware's common stock was fair consideration for the license agreement with Dr. Milne. Because modifications may be made during the development and testing of the ELAST Device, it is not certain that the final technology developed by Elast Delaware will be protected by the original patent.



                                       22



Item 20. Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. The Company is a reporting company with the Securities and Exchange Commission ("SEC"). The public may read and copy any materials filed with the SEC at the SEC's
Public  Reference  Room at 450 Fifth Street N.W.,  Washington,  D.C.
20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. The Company currently maintains its own
Internet address at www.elast.com.

The Company participates in the OTC Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock
Market. The Company's common stock trades on the OTC Bulletin Board under the trading symbol "ESTG". This market is extremely limited and the prices for the Company's common stock quoted by brokers is not necessarily a reliable indication of the value of the Company's common stock. The Company was listed with Standard & Poor's
Corporation Records by publication on or about December 3, 1998.

There have been no cash dividends declared on the Company's common stock since the Company's inception. Dividends will be declared at the sole discretion of the Company's Board of Directors.

The Company's Board of Directors has approved and adopted a stock option plan ("Stock Option Plan"), pursuant to which 5,000,000 shares of the Company's $.001 par value common stock will be reserved for issuance to satisfy the exercise of options. The Stock Option Plan will be designed to retain qualified and competent officers, employees, and directors of the Company. The Company's Board of Directors, or a committee thereof, shall administer the Stock Option
Plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all eligible employees of the Company, including officers, and to the Company's directors, whether or not those directors are also employees of the Company. Options will be granted pursuant to the provisions of the Stock Option Plan on such terms, subject to such conditions and at such exercise prices as shall be determined by the Company's Board of Directors. Options granted pursuant to the Stock Option Plan shall not be exercisable after the expiration of ten years from the date of grant.

Item 21. Executive Compensation - Remuneration of Directors and
Officers.

Any compensation received by officers, directors, and management personnel of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors, and management personnel of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company. Officers' compensation, in the aggregate, increased from $203,682 during the year ended 1998 to $344,737 during the year ended 1999.
Compensation to the Company's officers is specified on the following chart:




           Cash        Auto                 Meals &                      Total
           Compensati  Expense   Insurance Entertainm   Travel   Housing Compensa
           on                              ent                           tion
           ----------  -------    -------- ----------   ------   ------- ------
           --                    -         ---

T.         $ 66,040     $        $8,397    $ 69,004     $         $--
Krucker                16,269                           20,184           $179,894
T.         110,894     8,470     1,701      --          --       15,000  136,065
Hamilton
Dr. Milne  28,778      --        --         --          --        --     28,778

Totals      $205,712    $         $ 10,098 $ 69,004     $         15,000 $344,737
                       24,739                           20,184




During 1999, the Company also granted options to purchase up to 150,000 shares of the Company's common stock to two members of the Board of Directors; however, because the exercise price of the options equaled or exceeded the fair value of the Company's common stock at the date of grant, no compensation expense was recognized in connection with the issuance of these options. In 1999 the Company paid $11,000 to an officer and major shareholder for rental and purchase of a vehicle. Of the amount paid, $2,700 represented automobile rental and $8,300 represented the purchase price. The automobile was used for business purposes and subsequently sold to an independent party for $5,000. The Company recognized a $2,608 loss from the sale of the asset. Other expenditures for travel, entertainment, insurance, car leases, and miscellaneous expenses were also categorized as compensation to officers during fiscal 1999.

                                        23



 Shares Issued as Compensation for Services. In 1998, the Company issued 270,000 shares of its $.001 par value common stock as compensation for consulting and engineering services, and employee compensation, as follows:

     (i) Consultants were issued 115,000 shares of the Company's $.001 par value common stock as additional compensation for their services to the Company. Those shares were valued at what the Company believes was the fair market value at the time of issuance, which was $1.50 per share.

     (ii) Third party engineers were issued 55,000 shares of the Company's $.001 par value common stock as additional compensation for their services to the Company. Those shares were valued at what the Company believes was the fair market value at the time of issuance, which was $1.54 per share.

     (iii) Dr. Milne, an officer, director and major shareholder of the Company, was issued 100,000 shares of the Company's $.001 par value common stock as additional compensation for his services to the Company; specifically, his continuing efforts related to the development of certain technology which will be utilized by the Company in its business operations. Those shares were valued at what the Company believes was the fair market value at the time of issuance, whcih was $1.50 per share.

In 1999, the Company issued shares of its $.001 par value common stock as compensation for services provided to the Company, and employee compensation, as follows: 13,400 shares to Gerald Klein;
4,700 shares to Ron  Almadova;  4,700 shares to  William  Milne;
3,333  shares  to Hope  Lane;  25,000  shares to Jim Woodens; and
25,000 shares to John Martinez.

Item  22.  Financial Statements

                                       24



                            Elast Technologies, Inc.
                      (A Company in the Development Stage )

                        Consolidated Financial Statements


                      As of December 31, 1999 and 1998 and
       For Each of the Two Years in the Period Ended December 31, 1999
and
       For the Period from June 12, 1996 (Inception) to December 31,
1999




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                 Index to the Consolidated Financial Statements

                      As of December 31, 1999 and 1998 and
       For Each of the Two Years in the Period Ended December 31, 1999
and
       For the Period from June 12, 1996 (Inception) to December 31,
1999
----------------------------------------------------------------------
----------


Report of Independent Auditors
1
Consolidated Financial Statements of Elast Technologies, Inc.:

  Consolidated Balance Sheets, December 31, 1999 and 1998
2

  Consolidated  Statements of  Operations  for Each of the Two Years
in
    the Period ended December 31, 1999 and for the Period from
    June 12, 1996 (Inception) to December 31, 1999
3

  Consolidated  Statements of Shareholders'  Equity for Each of the
Two
   Years in the Period ended December 31, 1999 and for the
   Period from June 12, 1996 (Inception) to December 31, 1999
4

  Consolidated  Statements  of Cash  Flows for Each of the Two Years
in
    the Period ended December 31, 1999 and for the Period from
    June 12, 1996 Inception) to December 31, 1999
7

Notes to the Consolidated Financial Statements
10




                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders
Elast Technologies, Inc.


We  have  audited  the  accompanying   consolidated   balance  sheets
of  Elast Technologies,  Inc. (a company in the development stage) as of December 31, 1999 and 1998, and the related consolidated
statements of operations,  shareholders' equity,  and cash flows for each of the two years in the period  ended  December 31, 1999 and for the period from June 12, 1996 (inception) to December 31, 1999. These consolidated  financial statements are the responsibility of the company's management.  Our  responsibility is to express an opinion on these  consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards  require that we plan and perform the audit
to obtain reasonable assurance   about  whether  the  financial
statements  are  free  of  material misstatement.  An audit includes examining, on a test basis, evidence supporting =the amounts and disclosures in the financial statements. An audit also includes assessing the  accounting  principles  used and  significant estimates  made by management,  as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly, in all material respects,  the consolidated financial position of Elast Technologies,  Inc. (a  development  stage company) as of December 31, 1999 and 1998,  and the  consolidated results of operations and cash flows for the years ended  December
31,  1999 and  1998  and for the  period  from  June  12,  1996
(inception)  to  December  31,  1999,  in  conformity  with  generally accepted accounting principles. Kelly & Company

/s/ Kelly & Company
Kelly & Company
Newport Beach, California
March 1, 2000


                                       1




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                           Consolidated Balance Sheets

                           December 31, 1999 and 1998
----------------------------------------------------------------------
----------


                                     ASSETS
                                                      1999
1998
                                                  -----------       -----------
Current assets:
  Cash and equivalents                            $   205,715       $ 226,818
                                                  -----------       -----------

      Total current assets                            205,715         226,818

Property and equipment, net                            10,672         3,434
License, net                                              240         400
                                                  -----------       -----------
Total  assets                                     $   216,627       $ 230,652
                                                  ===========       ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable, trade                         $    14,613       $ 8,617
  Accrued payroll and payroll taxes                    38,898         4,375
                                                  -----------       -----------
Total  liabilities                                     53,511
12,992
                                                  -----------       -----------

Shareholders' equity:
  Common  stock, $.001 par value;
    25,000,000 shares authorized;
    7,961,481 and 7,179,448 shares
    issued and outstanding at December
    31, 1999 and 1998, respectively                     7,961         7,179
  Additional paid-in capital                        2,130,488         1,413,886
  Additional paid-in capital for warrants             205,000         --
    Deficit accumulated during the
    development stage                              (2,180,333)        (1,203,405)
                                                  -----------       -----------
Total shareholders' equity                            163,116
217,660
                                                  -----------       -----------
Total liabilities and shareholders' equity        $   216,627       $ 230,652
                                                  ===========       ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.


                                       2
                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                      Consolidated Statements of Operations

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------



                                                                                           Period from
                                                     For the              For the          June 12, 1996
                                                   Year Ended           Year Ended        (Inception) to
                                               December 31, 1999    December 31, 1998    December 31, 1999
                                               -----------------    -----------------    -----------------

Operating costs:

  Officers compensation                           $   344,737          $ 203,682          $   548,419

  Research and development                            329,684            108,161              506,065

  Legal and professional                              111,812            502,231              638,377

  Investor relations                                   86,082            238,759              324,841

  Financing consulting fee                             60,000                 --               60,000
  Other operating costs and expenses                   54,842            63,107               133,913
                                                  -----------          ---------          -------------
      Total operating costs                          (987,157)         (1,115,940)          (2,211,615)
                                                  -----------          -----------          -----------
Interest income                                        10,229            13,566               31,282
                                                  -----------          -----------          -----------
Net loss                                          $  (976,928)         $(1,102,374)         $(2,185,333)
                                                  ===========          ===========          ===========

Loss per common share - basic and diluted         $     (0.13)         $     (0.19)         $     (0.40)
                                                  ===========          ===========          ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.


                                       3

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                 Consolidated Statements of Shareholders' Equity

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------



                                  Elast Technologies     Elast Technologies, Inc.
                                      Corporation       (Formerly Med Mark, Inc.)                        Detachable
                               (A Delaware Corporation) (A Nevada Corporation)    Price      Additional    Stock
                               Common       Common       Common      Common       Per        Paid-in      Purchase
                               Shares       Stock        Shares      Stock        Share      Capital      Warrants   Total
Balance,    June   12,    1996           -             -          -           -                    -
(inception)

Shares issued for the medical
 device license                  3,200,000      $  3,200          -           -             $(2,400)            -
Shares issued for legal             21,332            21          -           -   $  0.31      6,698            -
services
Contribution of funds expended
 by the major shareholder
on the Company's behalf                  -             -          -           -                4,167            -
Shares issued in private           546,672           547          -           -      0.38    204,453            -
placement
Net loss from inception to
 December 31, 1996                       -             -          -           -                    -            -
Balance, December 31, 1996       3,768,004         3,768          -           -              212,918            -

Contribution of funds expended
by the major shareholder on
the Company's behalf                     -             -          -           -                1,500            -
Net loss for the year ended
December 31, 1997                        -             -          -           -                    -            -
Balance, December 31, 1997       3,768,004         3,768          -           -             $214,418            -



Continued


                                 Deficit                     Less:
                                 Accumulated                 Common
                                 During the                  Stock
                                 Development                 Subscription
                                 Stage          Subtotal     Receivable    Total
Balance, June 12, 1996              -            -             -           -
(inception)

Shares issued for the medical
 device license                              -       $  800             -      $  800
Shares issued for legal                      -        6,719             -       6,719
services
Contribution of funds expended
 by the major shareholder
on the Company's behalf                      -        4,167             -       4,167
Shares issued in private                     -      205,000   $  (10,000)     195,000
placement
Net loss from inception to
 December 31, 1996                  $ (38,309)     (38,309)             -    (38,309)
Balance, December 31, 1996            (38,309)      178,377      (10,000)     168,377

Contribution of funds expended
by the major shareholder on
the Company's behalf                         -        1,500             -       1,500
Net loss for the year ended
December 31, 1997                     (62,722)     (62,722)             -    (62,722)
Balance, December 31, 1997        $  (101,031)   $  117,155    $ (10,000)  $  107,155


               The accompanying notes are an integral part of the
                       consolidated financial statements.


                                       4



                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                 Consolidated Statements of Shareholders' Equity

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------



                                 Elast Technologies      Elast Technologies, Inc.
                                     Corporation        (Formerly Med Mark, Inc.)                         Detachable
                              (A Delaware Corporation)   (A Nevada Corporation)   Price      Additional    Stock
                              Common       Common        Common      Common       Per        Paid-in      Purchase
                              Shares       Stock          Shares      Stock       Share      Capital      Warrants
Balance, December 31, 1997      3,768,004      $  3,768            -           -              $  214,418             -
Shares outstanding prior
to the reorganization                   -             -    1,220,000    $  1,220                  29,506             -
Shares issued in private
placement                         394,000           394            -           -     $  0.50     196,606             -
Payment of receivable
arising
from issuance of common                 -             -            -           -           -           -             -
stock
Shares issued on the
exercise
of warrants                       506,640           507            -           -        0.38     189,483             -
Shares issued to consultant
in connection with the
reorganization                  1,007,472         1,007            -           -        0.38     376,791             -
Shares issued and
surrendered
in the acquisition of Elast
Technologies, Inc. (a
Nevada
Corporation) (reverse         (5,676,116)       (5,676)    5,676,116       5,676                       -             -
merger)
Shares issued for consulting
services, engineering
services,
and employee   compensation             -             -      270,000         270        1.51     407,095             -
Shares issued to an existing
shareholder to correct a
stock
issuance error                          -             -       13,332          13                    (13)             -
Net loss for the year ended
December 31, 1998                       -             -            -           -                       -             -
Balance, December 31, 1998              -             -    7,179,448    $  7,179                       $             -
                                                                                               1,413,886


continued


                              Deficit                       Less:
                              Accumulated                   Common
                              During the                    Stock
                              Development                   Subscription
                              Stage           Subtotal      Receivable      Total
Balance, December 31, 1997      $  (101,031)    $  117,155     $  (10,000)    $  107,155
Shares outstanding prior
to the reorganization                      -        30,726               -        30,726
Shares issued in private
placement                                  -       197,000               -       197,000
Payment of receivable arising
from issuance of common stock              -        10,000          10,000
Shares issued on the exercise
of warrants                                -       189,990               -       189,990
Shares issued to consultant
in connection with the
reorganization                             -       377,798               -       377,798
Shares issued and surrendered
in the acquisition of Elast
Technologies, Inc. (a
Nevada
Corporation) (reverse merger)              -             -               -             -
Shares issued for consulting
services, engineering
services,
and employee   compensation                -       407,365               -       407,365
Shares issued to an existing
shareholder to correct a
stock
issuance error                             -             -               -             -
Net loss for the year ended
December 31, 1998                (1,102,374)   (1,102,374)               -   (1,102,374)
Balance, December 31, 1998     $ (1,203,405)    $  217,660               -     $ 217,660


               The accompanying notes are an integral part of the
                       consolidated financial statements.


                                       5




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                 Consolidated Statements of Shareholders' Equity

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------




                              Elast Technologies     Elast Technologies, Inc.
                                 Corporation           (Formerly Med Mark,                               Detachable
                                                              Inc.)
                           (A Delaware Corporation)   (A Nevada Corporation)  Price       Additional     Stock
                           Common       Common       Common       Common      Per         Paid-in        Purchase
                           Shares       Stock         Shares       Stock      Share       Capital        Warrants
Balance, December 31, 1998            -           -    7,179,448     $  7,179               $ 1,413,886               -
Shares issued in private
placement                             -           -      205,900          206     $  1.50       308,044               -
Shares issued in private
placement                             -           -      500,000          500        0.59       294,482      $  205,000
Shares issued for
consulting
services                              -           -       26,133           26        1.54        40,126               -
Shares issued for research
and development services              -           -       50,000           50        1.48        73,950               -
Net loss for the year
ended
December 31, 1999                     -           -            -            -                         -               -
Balance, December 31, 1999            -           -    7,961,481        7,961                 2,130,488         205,000

                            Deficit                       Less:
                            Accumulated                   Common
                            During the                    Stock
                            Development                   Subscription
                            Stage         Subtotal        Receivable       Total
Balance, December 31, 1998             $      $  217,660                -   $  217,660
                             (1,203,405)
Shares issued in private
placement                              -         308,250                -      308,250
Shares issued in private
placement                              -         499,982                -      499,982
Shares issued for
consulting
services                               -          40,152                -       40,152
Shares issued for research
and development services               -          74,000                -       74,000
Net loss for the year
ended
December 31, 1999              (976,928)       (976,928)                -    (976,928)
Balance, December 31, 1999   (2,180,333)         163,116                -      163,116



               The accompanying notes are an integral part of the
                       consolidated financial statements.


                                       6

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                      Consolidated Statements of Cash Flows

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


                                                                                              Period from
                                                     For the                 For the           June 12, 1996
                                                   Year Ended               Year Ended        (Inception) to
                                                December 31, 1999        December 31, 1998    December 31, 1999
                                                -----------------        -----------------    -----------------

Cash flows from operating activities:

     Net loss                                        $(976,928)          $(1,102,374)              $(2,180,333)

Adjustments to reconcile net loss
  to net cash used in operating
  activities:
     Depreciation and amortization                       2,706                   770                     3,476
     Issuance of stock for services                    114,152               785,163                   906,034
     Loss on sale of asset                               2,608                    --                     2,608
Increase (decrease) in liabilities:
        Accounts payable, trade                          5,997                 8,617                    14,614
        Accounts payable, officer                         --                 (1,925)                        --
     Accrued payroll taxes                              34,523                 4,375                    38,898
                                                     ---------           -----------               -----------

Cash used in operating activities                     (816,942)            (305,374)               (1,214,703)
                                                     ---------           -----------               -----------
Cash flows used in investing activities:

     Purchase of equipment                             (17,393)              (3,804)                  (21,197)
     Sale of equipment                                   5,000                  --                       5,000
                                                     ---------              -----------               -----------

Cash used in investing activities                      (12,393)                 (3,804)                  (16,197)
                                                     ---------              -----------               -----------



               The accompanying notes are an integral part of the
                       consolidated financial statements.


                                       7


                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                      Consolidated Statements of Cash Flows

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------



                                                                                               Period from
                                                         For the           For the            June 12, 1996
                                                       Year Ended        Year Ended           (Inception) to
                                                   December 31, 1999   December 31, 1998        December 31, 1999
                                                   -----------------   -----------------       -----------------

Cash flows provided by financing activities:
  Acquisition of MedMark, Inc.                                    --            $ 30,726              $   30,726

  Proceeds from the exercise of warrants                          --             189,990                 189,990

  Payment of common stock subscription receivable                 --              10,000                  10,000

  Proceeds from the issuance of common stock                  $808,232           197,000               1,200,232

  Contribution to additional paid-in capital                      --                --                     5,667

Cash provided by financing activities                          808,232           427,716               1,436,615
                                                              --------           --------              ----------

Net increase (decrease) in cash                                (21,103)          118,538                 205,715

Cash at beginning of period                                    226,818           108,280                    --
                                                              --------           --------              ----------

Cash at end of period                                         $205,715           $226,818                $205,715
                                                              ========           ========              ==========



               The accompanying notes are an integral part of the
                       consolidated financial statements.


                                       8




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                      Consolidated Statements of Cash Flows

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------




                Supplemental Disclosure of Cash Flow Information

                                                                                                        Period from
                                                              For the              For the              June 12, 1996
                                                            Year Ended           Year Ended            (Inception) to
                                                         December 31, 1999      December 31, 1998       December 31, 1999
                                                         -----------------      -----------------       -----------------

Interest paid                                                  --               --                     $  1,375

Income taxes paid                                              $170             $1,403                 $  1,973


      Supplemental Schedule of Non-Cash Investing and Financing Activities


Assets acquired in non-cash transactions:

      Acquisition of medical device license                    --               --                     $    800

      Increase in common stock subscription receivable         --               --                     $ 10,000

      Issuance of common stock                                 --               --                     $(10,800)



               The accompanying notes are an integral part of the
                       consolidated financial statements.
                                       9



                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

                   Notes to Consolidated Financial Statements

         For Each of the Two Years in the Period Ended December 31,
1999
     And for the Period from June 12, 1996 (Inception) to December 31,
1999
----------------------------------------------------------------------
----------


1.   Development Stage Operations

     Elast Technologies, Inc. (a company in the development stage) has a limited operating history with no revenues and no products or operable technology ready for the market. The Company is engaged in the ongoing development of its first product, a non-invasive medical device to test for allergies with real time, quantifiable,  visually displayed results.
Management's efforts
     to date have focused primarily on the development of the medical device and the raising of equity capital. As such, the Company is subject to the risks and uncertainties associated with a new business. The success of the
     Company's future operations is dependent, in part, upon the Company's ability to successfully market its yet to be developed products and obtain additional capital. Management's plans are discussed further in
Note 11.

2.   Summary of Significant Accounting Policies

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of
     Elast  Technologies,  Inc. (a Nevada  corporation)  (the
"Company") and its
     subsidiary, Elast Technologies Corporation (a Delaware corporation) ("Elast
     Delaware"). All significant intercompany transactions have been eliminated.
     Prior to June 10, 1998, the Company was named Med Mark,  Inc.
("Med Mark").
     The name change was in conjunction with the reverse merger acquisition
     (Note 10).

     Revenue Recognition

     Revenue will be recognized when the Company's  goods are shipped.

     Cash and Equivalents

     The  Company  invests   portions  of  its  excess  cash  in
highly  liquid
     investments. Cash and equivalents include time deposits and commercial paper with original maturities of three months or less. In addition, the
     Company has no compensating balance requirements. The Company maintains its cash in bank accounts, which exceeded federally insured limits by $104,334 and $131,886 at December 31, 1999 and 1998,  respectively.  The
Company has
     not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.


                                       10




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31,
1999
     And for the Period from June 12, 1996 (Inception) to December 31,
1999
----------------------------------------------------------------------
----------


2.   Summary of Significant Accounting Policies, Continued

   Property and Equipment

   The  Company   records   property  and   equipment  at  cost.
Significant
   improvements,   which  extend  the  life  of  the  underlying
asset,  are
   capitalized, and expenditures for normal maintenance and repairs are charged to operations. Depreciation is provided for property and equipment using the straight-line method over the expected useful lives. The
   Company's property and equipment consists of computers with an expected useful life of 5 years.

   Intangible Asset

   The Company recorded its intangible asset at cost. The intangible asset is amortized on a straight-line method over the shorter of its estimated useful live or its  contractual  term,  whichever is shorter.

   Research and Development Costs

   Research and development expenditures are charged to operations as they are incurred.

   Impairment of Long-Lived Assets

   The Company annually evaluates its long-lived assets, including its intangible asset, described as a license to patented technology, for potential impairment. When circumstances indicate that the carrying amount of the asset is not recoverable, as demonstrated by the projected undiscounted cash flows, an impairment loss will be recognized. The
   Company's management has determined that there was no such impairment present at December 31, 1999 and 1998.

   Income Taxes

   The Company accounts for income taxes using the liability method.
Under the
   liability method, deferred income taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities.
   They are measured using the enacted tax rates and laws that will be in effect  when the  differences  are  expected  to  reverse.  The
Company is
   required to adjust its deferred tax liabilities in the period when tax rates or the provisions of the income tax laws change. Valuation allowances are established to reduce deferred tax assets to the amounts expected to be realized.


                                       11




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31,
1999
     And for the Period from June 12, 1996 (Inception) to December 31,
1999
----------------------------------------------------------------------
----------


2.   Summary of Significant Accounting Policies, Continued

     Disclosures about Fair Value of Financial Instruments

   The Company accounts for the value of financial instruments using the fair value method.

   Stock Based Compensation

   Statement of Financial Account Standards  ("SFAS") No. 123,
Accounting for
   Stock-Based Compensation ("SFAS No. 123"), established accounting and disclosure requirements using a fair value based method of accounting for stock-based employee  compensation plans. As permitted by SFAS No.
123, the
   Company will continue to account for stock-based compensation using the intrinsic value method as prescribed in Accounting Principles Board
Opinion
   ("APB") No. 25,  Accounting  for Stock Issued to Employees  ("APB
No. 25").
   Compensation cost from stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost is amortized over the requisite vesting periods.

   Common Shares and Per Share Amounts

   All common shares and per share amounts have been adjusted to give retroactive effect, where applicable to the one for four reverse stock split.

   Earnings per Common Share

   In 1997,  the  Financial  Accounting  Standards  Board issued SFAS
No. 128,
   Earnings Per Share. This pronouncement replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share ("EPS"), respectively. Loss per share for the years ended  December  31,  1999 and 1998,  and for the period from June
12, 1996
   (Inception) to December 31, 1999 have been calculated in accordance with this pronouncement.

   Basic EPS is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the year. Diluted EPS is similar to basic EPS except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.


                         12




                  Elast Technologies, Inc.
              (A Company in the Development Stage)

          Notes to Consolidated Financial Statements, Continued

       For Each of the Two Years in the Period Ended December 31, 1999 And for the Period from June 12, 1996 (Inception) to December 31,
1999
----------------------------------------------------------------------
----------


2.   Summary of Significant Accounting Policies, Continued

   Management Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Reclassification

   Certain reclassifications have been made to the 1998 financial statements in order to conform to the 1999 financial statement presentation.

3.   Property and Equipment

   Property and equipment at December 31, 1999 and 1998 consist of the following:

                              1999          1998
                              --------      --------

   Computers                      $ 12,896      $  3,804

   Less: accumulated depreciation         (2,224)         (370)
                              --------      --------

   Total property and equipment, net      $ 10,672      $  3,434
                              ========      ========


   Depreciation expense for the years ended December 31, 1999 and 1998 were
   $2,546 and $370, respectively.


                                       13




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31,
1999
     And for the Period from June 12, 1996 (Inception) to December 31,
1999
----------------------------------------------------------------------
----------


4.   Income Taxes

     At December 31, 1999 and 1998, the components of the provision for income taxes are as follows:

                                                        1999        1998
                                                      --------      --------
     Current tax expense:
          Federal                                         --        --
          State                                           --        --
                                                      --------      --------
                                                          --        --
                                                      --------      --------
     Deferred tax expense:
          Federal                                         --        --
          State                                           --        --
                                                      --------      --------
                                                          --        --
                                                      --------      --------
     Total provision                                      --        --
                                                      ========      ========

     Significant components of the Company's deferred income tax assets and liabilities at December 31, 1999 and 1998 are as follows:

                                                   1999             1998
                                                ---------          ---------
     Deferred income tax asset:
           Capitalized expenses                 $ 719,707          $399,012
           Tax credits                             48,684
15,716
                                                ---------          ---------
      Total deferred income tax asset             768,391            414,728
           Valuation allowance                   (768,391)          (414,728)
                                                ---------          ---------

      Net deferred income tax liability              --               --
                                                =========          =========

   The Company, based upon its history of losses during its development stage and management's assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them.


                                       14




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31,
1999
     And for the Period from June 12, 1996 (Inception) to December 31,
1999
----------------------------------------------------------------------
----------


4.   Income Taxes, Continued

   Reconciliation of the effective income tax rate to the U.S.
statutory rate
   is as follows:

                                                             1999    1998
                                                            ------   ------
     Tax expense at the U.S. statutory income tax rate        34.0%  34.0%
     Increase in the valuation allowance                     (36.2)  (34.2)
     Other                                                     2.2   (0.2)
                                                            ------   ------

     Effective income tax rate                                --     (0.4)%
                                                            ======   ======

   As of December 31, 1999, the Company has a federal research and experimentation credit carryover of $48,684. The credits will begin to expire in 2011.

5.   Related Party Transactions

   Licensing Agreement

   In 1996 the Company entered into a licensing agreement with an individual who is an officer and major shareholder whereby the Company received the exclusive right to develop, manufacture, and market an allergy detection, non-invasive,  medical device (Electronic  Allergo-Sensitivity Test
Device,
   U.S. Patent No.  5413113).  The Company issued  3,200,000 shares of
Company
   common stock with a value of $800. The licensing agreement does not require any royalty payments. The licensing agreement is for a term of five years, with the Company holding options to extend the agreement for two additional five-year terms at no additional cost.

   Vehicle Acquisition

   In 1999 the Company  paid $11,000 to an officer and major
shareholder  for
   rental and purchase of a vehicle.  Of the amount paid,  $2,700 represented
   automobile rental and $8,300 represented the purchase price. The automobile was used for business purposes and subsequently sold to an independent party for $5,000. The Company recognized a $2,608 loss from the sale of the asset.


                                       15




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31,
1999
     And for the Period from June 12, 1996 (Inception) to December 31,
1999
----------------------------------------------------------------------
----------


5.   Related Party Transactions, Continued

   Housing Expenses

   In 1999, an officer was provided housing in a residence owned by a different officer who is a major shareholder.  The Company paid
$15,000 for
   the housing and the cost was included in lessee officer's compensation.

6.   Commitments and Contingencies

   Patent Technology

   In 1996, the Company entered into a technology licensing agreement that provided for its use of certain intellectual property described by a United
   States patent. Since obtaining the license rights, the Company has expended significant research and development efforts in conjunction with the intellectual property that has resulted in significant modifications and enhancements. The Company's efforts to date, plus its anticipated efforts in the future, raise doubt that the final technology involved in the medical  device will be  protected by the original  patent.

   Stock Options Dispute

   A dispute  between  the Company and a former  director  exists relating to
   options to purchase  common stock granted by Elast  Delaware, prior to its
   merger with the Company.  The former  director  claims the 100,000 options
   granted to him by Elast  Delaware  are  options to  purchase shares of the
   Company.   The  Company  has   reviewed   this  matter  and  the
relevant
   documentation and believes the former director's claim is without merit, and plans to vigorously defend itself in the event legal action is commenced.

   Employment Taxes

   The Company, in its fiduciary capacity as an employer, has the primary responsibility for deducting and remitting both the employer and employee portions of payroll related taxes to the appropriate governmental agencies.
   Since inception, the Company paid $548,419 in compensation to three of its officers upon which taxes were not withheld from these employees nor remitted to the appropriate governmental authorities. If, as a result of not withholding employment taxes, the employees incur an income tax liability that ultimately


                                       16




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31,
1999
     And for the Period from June 12, 1996 (Inception) to December 31,
1999
----------------------------------------------------------------------
----------


6.   Commitments and Contingencies, Continued

   Employment Taxes, Continued

   results in a deficiency, the Company becomes contingently responsible, if the employees cannot or do not satisfy that liability. Since inception, the
   Company is contingently liable for these taxes, penalties, and interest, which approximate $207,000. The employer portion of the payroll related taxes has been recorded as a liability by the Company.

   Termination Dispute

   A dispute exists between the Company and another former officer and director of the Company. In December 1999, this former officer and director was removed from the Board of Directors and terminated as an officer. The
   Company  anticipates legal action may result from this matter.  The
Company
   intends to vigorously oppose any such action. The Company is engaged in discussions with this individual and may consider settlement of this matter provided the terms of such settlement are reasonable and in the best interests of the Company. However, an estimate of any settlement or amount of loss, if any, from an unfavorable outcome from litigation cannot be made at this time.

   Operating Leases

   The Company leases an automobile under an operating lease with a fixed term through June 2002. Future minimum lease payments at December 31, 1999 are as follows:

       2000                                     $ 8,396
       2001                                       8,396
       2002                                       4,198
                                                -------
       Total minimum lease payments             $20,990
                                                =======

7.   Stock Based Compensation


   During 1999, the Company's Board of Directors granted options to purchase
   150,000 shares of the Company's common stock to two members of the Board of
   Directors. The options


                         17




                  Elast Technologies, Inc.
              (A Company in the Development Stage)

          Notes to Consolidated Financial Statements, Continued

       For Each of the Two Years in the Period Ended December 31, 1999 And for the Period from June 12, 1996 (Inception) to December 31,
1999
----------------------------------------------------------------------
----------


7.   Stock Based Compensation, Continued

   were issued with an exercise price of $1.50 with 100,000 expiring in March
   2003 and 50,000 expiring in July 2002. As the directors are employees of the Company, the options were accounted for under APB No. 25. The exercise price of the options equaled or exceeded the fair value of the Company's common stock at the date of grant. Consequently, no compensation expense was recognized in connection with the issuance of these options.

   On February 13, 1998,  the Board of  Directors  of Elast  Delaware
granted
   100,000  options to purchase  common stock to each of the three members of
   the Board of Directors of Elast Delaware in recognition of their service to
   it. The 300,000 options have a three year term are exercisable at
$2.00 per
   share.  Two of the Directors  were employees of Elast  Delaware, and their
   options  were  accounted  for under APB No. 25. The options were granted at
   prices which equaled or exceeded the fair value of Elast Delaware's common
   stock at the date of  grant.  Consequently,  no  compensation expense  was
   recognized in connection  with the issuance of these 200,000 options.  The
   100,000  options  issued  to  the  nonemployee   director  were
valued  in
   accordance with the provision of SFAS No. 123 and determined to have no value, therefore no compensation expense was recognized.

   The following summarizes information about stock options of the Company granted and outstanding at December 31, 1999 and 1998, and changes during the years then ended:

                                                1999
1998
                                       ----------------------        ---------------------
                                                     Exercise        Exercise
                                       Options         Price         Options    Price
                                       -------       --------        -------    --------

     Outstanding at beginning
        of year                            --            --            --           --
     Granted                            150,000         $1.50          --           --
     Exercised                             --            --            --           --
     Forfeited                             --            --            --           --
                                        -------         -----         -----         -----
     Outstanding at end of year         150,000         $1.50          --           --
                                        =======         =====         =====         =====



                                       18



                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


7.   Stock Based Compensation, Continued

     The following summarizes information about the stock options of Elast Delaware granted and outstanding at December 31, 1999 and 1998, and changes during the years then ended:

                                                 1999
1998
                                        ------------------------      ------------------------
                                                        Exercise      Exercise
                                        Options          Price        Options     Price
                                        -------         --------      -------     --------

     Outstanding at beginning
        of year                         300,000         $  2.00          --           --
     Granted                               --              --         300,000     $  2.00
     Exercised                             --              --            --           --
     Forfeited                             --              --            --           --
                                        -------         -------       -------     -------
     Outstanding at end of year         300,000         $  2.00       300,000     $  2.00
                                        =======         =======       =======     =======


   The Company continues to account for stock-based compensation to employees using the intrinsic value method as prescribed in APB No. 25 under which no compensation cost for options is recognized for options granted at or above fair market value of the Company's common stock at the date of grant. Had the compensation expense for options awards been determined based upon fair values at the grant dates in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share for the year ended December 31, 1999 would have been the amount indicated in the following schedule. There was no effect on the Company's pro forma net loss and net loss per share for the year ended December 31, 1998.

   The Black-Scholes Option Pricing Model was developed for use in estimating the fair value of traded options. The Company's employee stock options have characteristics significantly different from those of traded options, such as vesting restriction and extremely limited transferability. In addition, the assumptions used in option valuation models are highly subjective, particularly the expected stock price volatility of the underlying stock. Because changes in these subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not provide a reliable single measure of the fair value of its employee stock options.


                                       19




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


7.   Stock Based Compensation, Continued

   The pro forma effect on net loss for the year ended December 31, 1999 may not be representative of the actual results had the Company accounted for the stock options using the fair value method.

     Net loss, as reported                                   $    (976,928)
     Pro forma net loss                                      $  (1,134,928)
     Basic loss per share                                    $       (0.13)
     Pro forma net loss per share                            $       (0.15)

   For purposes of the above pro forma calculation, the fair value of options granted in 1999 and 1998 is estimated using the BSOPM with the weighted average assumptions listed below.

                                                      1999              1998
                                                   --------          --------

     Risk-free interest rate                          4.850%            5.000%
     Expected stock dividend yield                     --                --

     Expected stock price volatility 0.834            0.834             0.834

     Expected life in years                           1.000             3.000

     Summary information about the Company's options outstanding at October 31, 1999:

                                                             The          Subsidiary
                                                           Company        (Elast Delaware)
                                                    ------------        ----------

     Exercise price                                      $      1.50         $  2.00
     Options outstanding, December 31, 1999                  150,000         300,000
     Weighted average remaining contractual life           1.1 years         1.1 years
     Weighted average exercise price                     $      1.50         $  2.00
     Options exercisable, December 31, 1999                  150,000         300,000
     Weighted average exercise price                     $      1.50         $  2.00


                                       20




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


8.   Stock Purchase Warrants

   The Company's private placement offering of stock in 1999 was accomplished with the sale of 500,000 units comprised of one share of common stock and one stock purchase warrants. The stock purchase warrants were immediately exercisable upon issuance. The stock purchase warrants provide for an exercise price of $2.40 and expire in July 2004. To date, none of the stock purchase warrants have been exercised.

   At December 31, 1999 and 1998, the Company had outstanding warrants to purchase 500,000 and 40,032 shares of the Company's common stock, at prices of $2.40 and $.38 per share, respectively. Warrants to purchase 40,032 shares expired on September 30, 1999. At December 31, 1999 and 1998, 500,000 and 40,032 shares of common stock, respectively, were reserved for this purpose.

9.   Loss Per Common Share

   In the year ended December 31, 1997, the Company adopted SFAS No. 128, Earnings per Share. Loss per common share has been calculated in accordance with this statement.

   Basic and diluted loss per common share have been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period.

   The computations of basic and diluted loss per common share for the years ended December 31, 1999 and 1998 are as follows:

                                                                                               Period from
                                                            For the         For the         June 12, 1996
                                                          Year Ended        Year Ended       (Inception) to
                                                       December 31, 1999   December 31, 1998  December 31, 1999
                                                       -----------------    -----------------  -----------------

     Net loss available to common stockholders          $      (976,928)     $  (1,102,374)     $    (2,180,333)

     Weighted-average shares, basic and diluted               7,711,880         5,798,194             5,446,490
                                                        ---------------      ---------------    ---------------
     Loss per common share, basic and diluted           $         (0.13)     $  (0.19)          $         (0.40)
                                                        ===============      ===============    ===============



                                       21




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements, Continued

         For Each of the Two Years in the Period Ended December 31, 1999
     And for the Period from June 12, 1996 (Inception) to December 31, 1999
--------------------------------------------------------------------------------


9.    Loss Per Common Share, Continued

      The effect of the potentially dilutive securities listed below was not included in the computation of diluted loss per share because to do so would have been antidilutive for the periods presented.



                                                                                                      Period from
                                                                For the         For the              June 12, 1996
                                                              Year Ended        Year Ended            (Inception) to
                                                           December 31, 1999    December 31, 1998       December 31, 1999
                                                           -----------------    -----------------    -----------------

     Shares of common stock issuable under:
          Stock options of the Company                          150,000                --                    150,000
          Stock options of  consolidated subsidiary             300,000                300,000                  300,000
          Stock purchase warrants of the Company                500,000                40,032                  500,000
                                                                -------                -------                  -------

                                                                950,000                340,032                  950,000
                                                                =======                =======                  =======


10.  Stock Transactions

     Shares Issued to Acquire a License Agreement

   In 1996, the Company issued 3,200,000 shares of its stock for $800 to obtain a licensing agreement from an individual, who is an officer of the Company (Note 5).

   Shares Issued for Services

   In 1996, the Company issued 21,332 shares for legal services related to corporate formation and preparation of the Company's private placement memorandum. The shares of Company stock were issued for legal services valued at $6,719.

   In 1998 the Company issued 270,000 shares for consulting and engineering services and employee compensation as follows:

    Consultants were issued 115,000 shares as additional recognition of their services to the Company. The shares were valued at their fair value at the time of issuance, $1.50 per share.


                                       22




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements,
Continued

         For Each of the Two Years in the Period Ended December
31, 1999
     And for the Period from June 12, 1996 (Inception) to
December 31, 1999
-----------------------------------------------------------------
---------------


10.  Stock Transactions, Continued

   Shares Issued for Services, Continued

    An outside engineer was issued 55,000 shares as additional recognition of his services to the Company. The shares were valued at fair value at the date of their issuance, $1.54 per share.

    An  officer  and  major  shareholder  was  issued  100,000 shares  as
    additional recognition of his continuing efforts related to the development of the technology. The shares were valued at their fair value at the date of issuance, $1.50 per share.

   In 1999 the Company issued 76,133 shares for consulting and research and development services as follows:

    Consultants were issued 26,133 shares as additional recognition of their services to the Company. The shares were valued at their fair value at the time of issuance, $1.54 per share.

    Research  and  development  engineers  were  issued  50,000 shares as
    additional  recognition of their  services to the Company.
The shares
    were valued at fair value at the time of issuance, $1.48 per share.

   Private Placement Offerings

   In 1996, the Company, in a private placement  offering,  sold
546,672 units
   consisting of one share of common stock and one stock purchase warrant (the
   "warrants") at an exercise price of $0.38 per share. The warrants were redeemable at $0.38 per warrant immediately upon issuance, and expired on
   September 30, 1999.

   In 1998, the Company, in a private placement offering,  sold
394,000 shares
   of common stock at $0.50 per share.


                                       23




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements,
Continued

         For Each of the Two Years in the Period Ended December
31, 1999
     And for the Period from June 12, 1996 (Inception) to
December 31, 1999
-----------------------------------------------------------------
---------------


10.  Stock Transactions, Continued

   Private Placement Offerings, Continued

   In 1999, the Company, in a private placement  offering,  sold
500,000 units
   at $1.00 per unit consisting of one share of common stock and one stock purchase warrant ("warrants") at an exercise price of $2.40 per share. The warrants are exercisable immediately and they will expire in July 2004. The proceeds of from the sale of the units were allocated between the common stock and warrants based on their relative market values.

   In 1999, the Company, in a private placement offering,  sold
205,900 shares
   of common stock at $1.50 per share.

   Common Shares Issued for Warrants Exercised

   During 1997, 506,640 warrants were exercised resulting in the issuance of
   506,640 shares of common stock.

   Shares Issued for Raising Capital

   In 1998,  the  Company  issued  1,007,472  shares of stock for  consulting
   services  related to the acquisition of Med Mark, Inc. (a
reverse  merger).
   One  of   the   individuals   who   received   200,000
shares   for   the
   acquisition-related consulting services is an officer of the Company. The shares were valued at $0.38 per share.

   Acquisition of Med Mark, Inc. (Reverse Merger)

   On June 10, 1998, the Company acquired all of the outstanding common stock
   of Elast  Delaware in a business  combination  accounted for as a purchase.
   For  accounting   purposes,   the  acquisition  has  been
treated  as  the
   acquisition  of the Company by Elast  Delaware  with Elast
Delaware as the
   acquiror (reverse acquisition). The effective purchase price was 1,220,000 shares of the Company's common stock. The Company, formerly known as Med
   Mark, had no operations as of the acquisition date. No goodwill has been recorded as a result of this transaction. As this transaction is treated as a reverse merger acquisition, the historical financial statements prior to
   June 10, 1998 are those of Elast Delaware.


                                       24




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements,
Continued

         For Each of the Two Years in the Period Ended December
31, 1999
     And for the Period from June 12, 1996 (Inception) to
December 31, 1999
-----------------------------------------------------------------
---------------


10.  Stock Transactions, Continued

   Stock Issued to Correct a Stock Issuance Error

   In 1998, the Company issued 13,332 shares to correct an error on a previous stock issuance.

11.  Management's Plan, (Unaudited)

   The Company is presently continuing research and development activities relating to a non-invasive, patented allergy-testing device
(the "device"),
   which the Company owns the rights to develop, test, manufacture and market.
   To further advance the research and development of the device, and to validate the scientific principle of bio-voltage measurement, an extensive period of testing will commence in conjunction with the University of
   California at San Diego.

   Once the initial testing of the device is completed, the
Company intends to
   have  approximately  10 units of the  device  manufactured, which  will be
   provided to a selected  group of physicians and  scientists.
The operating
   plan  is  to  develop  the  device  on  a  stand-alone
basis,   which  is
   user-friendly and fully self-contained. Once the device gains acceptance in the medical community, the Company anticipates that a patient home-testing unit may be developed.

   The Company plans to negotiate  and enter into  marketing
agreements  with
   appropriate  distributors and marketing agents. In addition, it may acquire
   the right to sell or distribute  existing  products,  or
obtain  licensing,
   marketing,  distribution or other rights to compatible
products.  However,
   other than costs related to the continued  development  of the device,  the
   Company does no  anticipate  significant  expenditures  on acquisition  or
   development of other products  during the next year. The
Company will focus
   its  initial   marketing  and  distribution   efforts  on
development  and
   commercial exploitation of the device. The present plan is to lease or license the device to minimize costs and create an informed and updated client base.

   It may be necessary to raise additional funds to complete prototype development  and limited  clinical  trials of the device.
However,  if the
   device performs as anticipated, the Company's management believes that they will be able to raise the funds necessary to begin production of the devices for clinical trials and the Food and Drug
Administration  approval
   process by the sale of the Company's capital stock, debt, and/or licensing certain proprietary rights.


                                       25




                            Elast Technologies, Inc.
                      (A Company in the Development Stage)

              Notes to Consolidated Financial Statements,
Continued

         For Each of the Two Years in the Period Ended December
31, 1999
     And for the Period from June 12, 1996 (Inception) to
December 31, 1999
-----------------------------------------------------------------
---------------


11.  Management's Plan, (Unaudited), Continued

   Should the development of the prototype or clinical testing of the prototype take more time than anticipated, or if the results of testing require significant modifications to the device, sufficient funds may not be available to enable the device to be completed and brought to market.

12.  Subsequent Events (Unaudited)

   Subsequent  to year end,  the Company  initiated  an offering of  1,000,000
   shares of its $.001 par value common stock on a best efforts basis pursuant to a Registration Statement on Form SB-2 filed with the Securities and
   Exchange  Commission.  On or about  February  23,  2000,  the
Company  was
   informed by the Securities and Exchange Commission that its Registration
   Statement on Form SB-2 was effective and placed 800,000 of those shares in
   CEDE & Company through DTC, one of the world's largest securities depository and a national clearinghouse for the settlement of trades in corporate and municipal securities. DTC is a limited purpose trust company under New York Banking Law, a member of the Federal Reserve
System,  and a
   registered  clearing  agency with the Securities  and Exchange
Commission.
   Additionally, the Company placed (i) 50,000 of those shares with Xcell
   Associates, a market maker; (ii) 50,000 of those shares with NC Capital, a market maker; and (iii) 33,334 of those shares with ARDT, an investment banker. On or about March 7, 2000, the Company was informed by the
   Securities and Exchange Commission that the financial statements filed with the Company's Registration Statement on Form SB-2 were not current, and that the Company must file a Post-Effective Amendment containing more recent financial statements and a Consent of Auditors to use those more recent financial statements. The Company directed that the 800,000 shares in DTC be returned to certificate form and none of those shares were delivered to any prospective purchaser. As of March 13, 2000, the shares placed with Xcell Associates, NC Capital and ARDT had not been sold or distributed to any person.

                    Elast Technologies, Inc.
              (A Company in the Development Stage)
         Index to the Consolidated Financial Statements
                           (Unaudited)
                     As of June 30, 2000 and
 For Each of the Three and Six Month Periods Ended June 30, 2000
                          and 1999 and
 For the Period from June 12, 1996 (Inception) to June 30, 2000



   Consolidated   Financial  Statements  (Unaudited)   of   Elast
   Technologies, Inc.:



   Consolidated Balance Sheet
   (Unaudited), June 30, 2000                                 1

   Consolidated Statements of
   Operations (Unaudited) for Each
   of the Three and Six Month
   Periods Ended June 30, 2000 and
   1999 and for the Period from
   June 12, 1996 (Inception) to
   June 30, 2000                                              2
   Consolidated Statements of
   Shareholders' Deficit
   (Unaudited) for the Period from
   June 12, 1996 (Inception) to
   June 30, 2000                                              3
   Consolidated Statements of Cash
   Flows (Unaudited) for Each of
   the Six Month Periods Ended
   June 30, 2000 and 1999 and for
   the Period from June 12, 1996
   (Inception) to June 30, 2000                               6

   Notes to the Consolidated
   Financial Statements
   (Unaudited)                                                8


                    Elast Technologies, Inc.
              (A Company in the Development Stage)
              Consolidated Balance Sheets
                           (Unaudited)
                         June 30, 2000

                             ASSETS

   Current assets:
      Cash and equivalents                           $258,524
      Advances to officer                              40,677
      Deposit                                          18,000

         Total current assets                         317,201

   Property and equipment, net                         26,111
   License, net                                           160

   Total  assets                                     $343,472

               LIABILITIES AND SHAREHOLDERS' DEFICIT


   Current liabilities:
      Accounts payable, trade                        $  5,543
      Accrued payroll taxes                            46,007
      Accrued interest                                 12,266
         Total current liabilities                     63,816
   Notes payable                                      450,832

   Total  liabilities                                 514,648

   Shareholders' deficit:
      Common   stock,  $.001  par   value;
       25,000,000    shares    authorized;
       8,791,215    shares   issued    and
       outstanding at June 30, 2000                    8,791
      Additional paid-in capital                     3,024,061
      Additional  paid-in   capital
       for warrants                                  205,000
      Deficit   accumulated  during
       the development stage                        (3,409,028)

   Total shareholders' deficit                       (171,176)

   Total liabilities and shareholders' deficit       $343,472

 The accompanying notes are an integral part of the consolidated financial statements.


                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                      Consolidated Statements of Operations
                                   (Unaudited)
  For  Each of the Three and Six Month Periods Ended June 30, 2000 and 1999 and
         For the Period from June 12, 1996  (Inception) to June 30, 2000

                                                                                                     Period from
                                                                                                     June 12, 1996
                              For the Three Months Ended June 30, For the Six Months Ended June 30,  (Inception) to
                                      2000      1999                     2000           1999         June 30, 2000

Operating costs:

   Officers compensation         $  16,632     $13,400                $397,974         $  27,300    $ 946,393

   Research and development          103,459        793                141,744           70,985       647,809

   Legal and professional             98,282     27,411                187,842           28,766       826,219

   Investor relations                 30,521     15,660                70,663           56,060        395,504

   Financing consulting fee                -          -                219,675              -         279,675

   Other operating costs and
                expenses             128,625    106,485                219,296         179,029        353,209

      Total operating costs           377,519    163,749             1,237,194          362,140     3,448,809

Interest expense                        12,295            -                -             -             12,295

Interest income                       (6,079)    (2,281)               (8,499)         (3,975)        (39,781)

Net loss                                $383,735 $161,468         $1,228,695           $358,165     $3,409,028

    Loss per common
    share - basic
    and diluted                      $   0.04   $   0.02        $    0.14               $   0.05      $    0.59

    The accompanying notes are an integral part of the consolidated financial statements.


                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                Consolidated Statements of Shareholders' Deficit
                                   (Unaudited)
         For the Period from June 12, 1996 (Inception) to June 30, 2000




                                  Elast Technologies     Elast Technologies, Inc.
                                      Corporation       (Formerly Med Mark, Inc.)                        Detachable
                               (A Delaware Corporation) (A Nevada Corporation)    Price      Additional    Stock
                               Common       Common       Common      Common       Per        Paid-in      Purchase
                               Shares       Stock        Shares      Stock        Share      Capital      Warrants
Balance,    June   12,    1996           -             -          -           -                    -
(inception)

Shares issued for the medical
 device license                  3,200,000      $  3,200          -           -             $(2,400)            -
Shares issued for legal             21,332            21          -           -   $  0.31      6,698            -
services
Contribution of funds expended
 by the major shareholder
on the Company's behalf                  -             -          -           -                4,167            -
Shares issued in private           546,672           547          -           -      0.38    204,453            -
placement
Net loss from inception to
 December 31, 1996                       -             -          -           -                    -            -
Balance, December 31, 1996       3,768,004         3,768          -           -              212,918            -

Contribution of funds expended
by the major shareholder on
the Company's behalf                     -             -          -           -                1,500            -
Net loss for the year ended
December 31, 1997                        -             -          -           -                    -            -
Balance, December 31, 1997       3,768,004         3,768          -           -             $214,418            -



Continued


                                 Deficit                     Less:
                                 Accumulated                 Common
                                 During the                  Stock
                                 Development                 Subscription
                                 Stage          Subtotal     Receivable    Total
Balance, June 12, 1996              -            -             -           -
(inception)

Shares issued for the medical
 device license                              -       $  800             -      $  800
Shares issued for legal                      -        6,719             -       6,719
services
Contribution of funds expended
 by the major shareholder
on the Company's behalf                      -        4,167             -       4,167
Shares issued in private                     -      205,000   $  (10,000)     195,000
placement
Net loss from inception to
 December 31, 1996                  $ (38,309)     (38,309)             -    (38,309)
Balance, December 31, 1996            (38,309)      178,377      (10,000)     168,377

Contribution of funds expended
by the major shareholder on
the Company's behalf                         -        1,500             -       1,500
Net loss for the year ended
December 31, 1997                     (62,722)     (62,722)             -    (62,722)
Balance, December 31, 1997        $  (101,031)   $  117,155    $ (10,000)  $  107,155

    The accompanying notes are an integral part of the consolidated financial statements.





                                 Elast Technologies        Elast Technologies,
                                                                  Inc.
                                     Corporation           (Formerly Med Mark,                            Detachable
                                                                  Inc.)
                              (A Delaware Corporation)   (A Nevada Corporation)   Price      Additional    Stock
                              Common       Common        Common      Common       Per        Paid-in      Purchase
                              Shares       Stock          Shares      Stock       Share      Capital      Warrants
Balance, December 31, 1997      3,768,004      $  3,768            -           -              $  214,418             -
Shares outstanding prior
to the reorganization                   -             -    1,220,000    $  1,220                  29,506             -
Shares issued in private
placement                         394,000           394            -           -     $  0.50     196,606             -
Payment of receivable
arising
from issuance of common                 -             -            -           -           -           -             -
stock
Shares issued on the
exercise
of warrants                       506,640           507            -           -        0.38     189,483             -
Shares issued to consultant
in connection with the
reorganization                  1,007,472         1,007            -           -        0.38     376,791             -
Shares issued and
surrendered
in the acquisition of Elast
Technologies, Inc. (a
Nevada
Corporation) (reverse         (5,676,116)       (5,676)    5,676,116       5,676                       -             -
merger)
Shares issued for consulting
services, engineering
services,
and employee   compensation             -             -      270,000         270        1.51     407,095             -
Shares issued to an existing
shareholder to correct a
stock
issuance error                          -             -       13,332          13                    (13)             -
Net loss for the year ended
December 31, 1998                       -             -            -           -                       -             -
Balance, December 31, 1998              -             -    7,179,448    $  7,179                       $             -
                                                                                               1,413,886


continued


                              Deficit                       Less:
                              Accumulated                   Common
                              During the                    Stock
                              Development                   Subscription
                              Stage           Subtotal      Receivable      Total
Balance, December 31, 1997      $  (101,031)    $  117,155     $  (10,000)    $  107,155
Shares outstanding prior
to the reorganization                      -        30,726               -        30,726
Shares issued in private
placement                                  -       197,000               -       197,000
Payment of receivable arising
from issuance of common stock              -        10,000          10,000
Shares issued on the exercise
of warrants                                -       189,990               -       189,990
Shares issued to consultant
in connection with the
reorganization                             -       377,798               -       377,798
Shares issued and surrendered
in the acquisition of Elast
Technologies, Inc. (a
Nevada
Corporation) (reverse merger)              -             -               -             -
Shares issued for consulting
services, engineering
services,
and employee   compensation                -       407,365               -       407,365
Shares issued to an existing
shareholder to correct a
stock
issuance error                             -             -               -             -
Net loss for the year ended
December 31, 1998                (1,102,374)   (1,102,374)               -   (1,102,374)
Balance, December 31, 1998     $ (1,203,405)    $  217,660               -     $ 217,660

    The accompanying notes are an integral part of the consolidated financial statements.





                              Elast Technologies     Elast Technologies, Inc.
                                 Corporation           (Formerly Med Mark,                               Detachable
                                                              Inc.)
                           (A Delaware Corporation)   (A Nevada Corporation)  Price       Additional     Stock
                           Common       Common       Common       Common      Per         Paid-in        Purchase
                           Shares       Stock         Shares       Stock      Share       Capital        Warrants
Balance, December 31, 1998            -           -    7,179,448     $  7,179               $ 1,413,886               -
Shares issued in private
placement                             -           -      205,900          206     $  1.50       308,044               -
Shares issued in private
placement                             -           -      500,000          500        0.59       294,482      $  205,000
Shares issued for
consulting
services                              -           -       26,133           26        1.54        40,126               -
Shares issued for research
and development services              -           -       50,000           50        1.48        73,950               -
Net loss for the year
ended
December 31, 1999                     -           -            -            -                         -               -
Balance, December 31, 1999            -           -    7,961,481        7,961                 2,130,488         205,000
Shares issued in private
placement                             -           -      273,334          274        1.30       356,394               -
Shares issued, currently
in
litigation                            -           -      266,000          266        0.00         (266)               -
Shares issued as officer
compensation                          -           -      144,000          144        2.01       289,516               -
Shares issued for
consulting
services                              -           -       50,000           50        1.77        88,400               -
Shares issued for
consulting
services                              -           -       56,400           56        2.33       131,169               -
Shares issued in
settlement
of litigation                         -           -       40,000           40        0.71        28,360               -
Net loss for the six
months
ended June 30, 2000                   -           -            -            -                         -               -
Balance, June 30, 2000
(unaudited)                           -           -    8,791,215     $  8,791              $  3,024,061      $  205,000


Continued

                            Deficit                       Less:
                            Accumulated                   Common
                            During the                    Stock
                            Development                   Subscription
                            Stage         Subtotal        Receivable       Total
Balance, December 31, 1998  $(1,203,405)      $  217,660                -   $  217,660

Shares issued in private
placement                              -         308,250                -      308,250
Shares issued in private
placement                              -         499,982                -      499,982
Shares issued for
consulting
services                               -          40,152                -       40,152
Shares issued for research
and development services               -          74,000                -       74,000
Net loss for the year
ended
December 31, 1999              (976,928)       (976,928)                -    (976,928)
Balance, December 31, 1999   (2,180,333)         163,116                -      163,116
Shares issued in private
placement                              -         356,668                -      356,668
Shares issued, currently
in
litigation                             -               -                -            -
Shares issued as officer
compensation                           -         289,660                -      289,660
Shares issued for
consulting
services                               -          88,450                -       88,450
Shares issued for
consulting
services                               -         131,225                -      131,225
Shares issued in
settlement
of litigation                          -          28,400                -       28,400
Net loss for the six
months
ended June 30, 2000          (1,228,695)     (1,228,695)                -  (1,228,695)
Balance, June 30, 2000
(unaudited)                 $(3,409,028)    $  (171,176)                -   $(171,176)

    The accompanying notes are an integral part of the consolidated financial statements.


                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
       For Each of the Six Month Periods Ended June 30, 2000 and 1999 and
         For the Period from June 12, 1996  (Inception) to June 30, 2000

                                                                      Period From
                                  For the          For the           June 12, 1996
                                  Six Months Ended Six Months Ended  (Inception) to
                                  June 30, 2000    June 30, 1999     June 30, 2000

   Cash flows from operating activities:

      Net loss                $         (1,228,695) $  (358,165)       $(3,409,028)

   Adjustments to reconcile
net loss to net cash
used in operating activities:

      Depreciation and amortization      2,401               998             5,877

      Issuance of stock for services   537,735            62,278         1,443,769

      Loss on sale of asset                  -                 -             2,608

   Increase (decrease) in liabilities:

            Advances to officer           (40,677)            -             (40,677)

            Deposit                     (18,000)               -             (18,000)

            Accounts payable, trade       (9,070)         (8,512)              5,544

            Accrued payroll taxes          7,109               -             46,007

            Accrued interest                12,266             -            12,266

   Cash used in operating
activities                              (736,931)        (303,401)          (1,951,634)

Cash flows provided by (used in) investing activities:

            Purchase of equipment         (17,760)       (17,717)               (38,957)

            Sale of equipment                  -               -                 5,000

   Cash used in investing activities      (17,760)      (17,717)               (33,957)

    The accompanying notes are an integral part of the consolidated financial statements.

                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
       For Each of the Six Month Periods Ended June 30, 2000 and 1999 and
         For the Period from June 12, 1996  (Inception) to June 30, 2000

                                                                                   Period from
                                          For the              For the             June 12, 1996
                                          Six Months Ended     Six Months Ended    (Inception) to
                                          June 30, 2000        June 30, 1999       June 30, 2000
   Cash flows provided by financing activities:

    Acquisition of MedMark, Inc.                  -                    -           $    30,726
      Proceeds from the exercise of warrants       -                    -               189,990
      Payment of common stock
       subscription receivable                    -                    -                10,000
      Proceed from the issuance of notes payable   $              450,832                     -  450,832
      Proceeds from the issuance of common stock356,668      $    308,250             1,556,900
      Contribution to additional paid-in capital   -                    -                 5,667

    Cash provided by financing activities   807,500              308,250             2,244,115

    Net increase (decrease) in cash          52,809             (12,868)               258,524

    Cash at beginning of period             205,715              226,818                     -

    Cash at end of period              $    258,524         $    213,950          $    258,524

                Supplemental Disclosure of Cash Flow Information
                                                                                    Period from
                                        For the              For the                June 12, 1996
                                        Six Months Ended     Six Months Ended       (Inception) to
                                        June 30, 2000        June 30, 1999          June 30, 2000
Interest paid                                     -                      -         $      1,375
Income taxes paid                                 -                      -         $      1,973

      Supplemental Schedule of Non-Cash Investing and Financing Activities


Assets acquired in non-cash transactions:
  Acquisition of medical device license           -                      -         $        800
    Increase in common stock subscription receivable                    -         -          $
    10,000
    Issuance of common stock                     -                      -         $   (10,800)

    The accompanying notes are an integral part of the consolidated financial statements.

                    Elast Technologies, Inc.
              (A Company in the Development Stage)
           Notes to Consolidated Financial Statements
                           (Unaudited)
 For Each of the Three and Six Month Periods Ended June 30, 2000
                          and 1999 and
 For the Period from June 12, 1996  (Inception) to June 30, 2000


1. Basis of Presentation
   In the opinion the management of Elast Technologies, Inc. (a development stage company) (the "Company"), the accompanying unaudited condensed financial statements contain all adjustments, consisting of only normal recurring adjustments necessary to present fairly its financial position as of June 30, 2000, the results of its operations for the three and six months ended June 30, 2000 and 1999 and for the period from June 12, 1996 (inception) to June 30, 2000, and the statements of shareholders' deficit and cash flows for the six month period ended June 30, 2000 and for the period from June 12, 1996 (inception) to June 30, 2000.
   Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations promulgated by the Securities and Exchange Commission. The interim unaudited consolidated financial statements should be read in conjunction with the financial statements and footnotes included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.
2.   Development Stage Operations
   Elast Technologies, Inc. (a development stage company) has a limited operating history with no revenues and no products or operable technology ready for the market. The Company is engaged in the ongoing development of its first product, a non-invasive medical device to test for allergies with real time, quantifiable, visually displayed results. Management's efforts to date have focused primarily on the development of the medical device and the raising of equity capital. As such, the Company is subject to the risks and uncertainties associated with a new business. The success of the Company's future operations is dependent, in part, upon the Company's ability to successfully market its yet to be developed products and obtain additional capital.
3. Loss Per Common Share
   In the year ended June 30, 1997, the Company adopted SFAS No. 128, Earnings per Share. Loss per common share has been calculated in accordance with this statement.
   Basic and diluted loss per common share have been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period.


                            Elast Technologies, Inc.
                      (A Company in the Development Stage)
                   Notes to Consolidated Financial Statements
                                   (Unaudited)
  For Each of the Three and Six Month Periods Ended June 30, 2000 and 1999 and
         For the Period from June 12, 1996  (Inception) to June 30, 2000

3. Loss Per Common Share, Continued
   The computations of basic and diluted loss per common share for the periods follows.

                                         For the            For the
                                         Three Months Ended Three Months Ended
                                         June 30, 2000      June 30, 1999

       Net loss available to common   stockholders    $    383,735       $
       161,468
       Weighted-average shares, basic and diluted8,764,402
       7,274,406
       Loss per common share, basic and diluted       $    0.04          $
       0.02

                                                                          Period
from
                                    For the            For the            June
12, 1996
                                    Six Months Ended   Six Months Ended
(Inception) to
                                    June 30, 2000      June 30, 1999      June
30, 2000

       Net loss available to common
       stockholders                $   1,228,695      $    358,165        $  3,409,028
       Weighted-average shares, basic
       and diluted                     8,506,848         7,308,527           5,822,831
       Loss per common share, basic
       and diluted                 $        0.14      $       0.05        $       0.59

4. Notes Payable
   Uncollateralized
                                                      2000
      Notes payable to two individuals, each
      with an effective interest rates of
      9% per annum, maturing on June 30, 2002.
      Interest payments are due quarterly.           $450,832
   Total notes payable                                450,832
      Less: current maturities                           -

       Long term portion of notes payable                  $ 450,832


                       Elast Technologies, Inc.
                 (A Company in the Development Stage)
              Notes to Consolidated Financial Statements
                              (Unaudited)
  For Each of the Three and Six Month Periods Ended June 30, 2000 and
                               1999 and
    For the Period from June 12, 1996  (Inception) to June 30, 2000

5.   Stock Transactions
   Shares Issued for Officer Compensation
   In 2000, the Company issued 144,000 shares to officers as compensation. One officer was issued 19,000 shares for services provided and another was issued 125,000 shares as part of a termination settlement. The shares were valued at fair value at the time of issuance, $2.01 per share.
   Private Placement Offering
   In 2000, the Company, in a private placement offering, sold 273,334 shares of common stock at $1.30.
   Shares Issued for Services
   In 2000, the Company issued 106,400 shares for finance consulting service as follows:

      Consultants   were  issued  50,000  shares  for  their   finance
      consulting services. The shares were valued at their fair value at the time of issuance, $1.77 per share.

      Consultants were issued 56,400 shares for their finance consulting and public relations services. The shares were valued at their fair value at the time of issuance, $2.33 per share.
   Shares Issued, Currently in Litigation
   In December 1999, the Company entered into a Consulting Agreement ("Agreement") with Crescent Partners, L.P. ("Crescent") whereby Crescent was to act as a finder of capital and a public relations consultant. Pursuant to the Agreement, the Company issued, in February 2000, 800,000 shares of the Company's common stock to Crescent. In turn, Crescent was to find investors to purchase those shares at prices approved by the Company. Subsequently, Crescent sold a portion of the common stock without the Company's approval and diverted the proceeds from the Company. The Company filed suit against Crescent on March 30, 2000 for breach of duty and contract. The Company also filed an injunction to recover the 800,000 shares and through that injunction recovered 665,000 of the shares. The remaining shares are recorded at par value given the outcome of the litigation is uncertain.


                       Elast Technologies, Inc.
                 (A Company in the Development Stage)
              Notes to Consolidated Financial Statements
                              (Unaudited)
  For Each of the Three and Six Month Periods Ended June 30, 2000 and
                               1999 and
    For the Period from June 12, 1996  (Inception) to June 30, 2000

5. Stock Transactions, Continued
   Shares Issued as Settlement of Termination Dispute
   A dispute arose between the Company and a former officer and director of the Company. In December 1999, this former officer and director was removed from the Board of Directors and terminated as an officer. The Company engaged in discussions with this individual seeking a settlement of this matter provided the terms of such settlement were reasonable and in the best interests of the Company. In this connection, the Company entered into an agreement in which the Company issued 125,000 shares of the Company's common stock as settlement of the termination dispute between the Company and a former officer and director of the Company regarding his removal from the Board of Directors and termination as an officer. The Company recognized compensation expense of $265,625 in the first quarter of 2000 based on the fair value of the shares at the time of issuance. Subsequently, the Company believes the former officer breached the settlement agreement and, in August 2000, filed suit against him.
   Shares Issued as Settlement of Stock Option Dispute
   A dispute between the Company and a former director arose relating to options to purchase common stock granted by Elast Delaware, prior to its merger with the Company. The former director claimed the 100,000 options granted to him by Elast Delaware were options to purchase shares of the Company. The Company reviewed this matter and the relevant documentation and believed the former director's claim is without merit. To resolve this matter, the Company issued 40,000 shares of the Company's common stock in settlement of this dispute. The Company recognized a settlement expense of $28,400 based on the fair value of the shares at the time of issuance.









Item 23.  Changes  in and  Disagreements  with  Accountants  on
Accounting  and           Financial Disclosure

There have been no changes in or disagreements with the Company's accountants since the formation of the Company required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of shares of the Company's common stock offered hereby has been passed upon for the Company by Stepp & Beauchamp LLP, located in Newport Beach, California.

                                     EXPERTS

The consolidated balance sheets of Elast Technologies, Inc. as of December 31, 1999 and 1998 and the consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1999 and for the period June 12, 1996 (inception) through December 31, 1999 included herein and elsewhere in this registration statement have been audited by Kelly & Company, independent public accountants, for the periods and to the extent set forth in their report appearing herein and elsewhere in this registration statement. Such financial statements have been so included in reliance upon such report given upon the authority of Kelly & Company as experts in accounting and auditing.


                             ADDITIONAL INFORMATION


The Company has filed a Registration Statement on Form SB-2 with the Commission pursuant to the 1933 Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement on Form SB-2 and the exhibits and schedules to the Registration Statement on Form SB-2. For further information with respect to the Company and its common stock offered hereby, reference is made to the Registration Statement on Form SB-2 and the exhibits and schedules filed as a part of the Registration Statement on Form SB-2. Statements contained in this Prospectus concerning the contents of any contract or any other document referred to are not necessarily complete, and reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement on Form SB-2. Each such statement is qualified in all respects by such reference to such exhibit.

On  March 3, 1999,  the Company  filed a  Registration  Statement   on
Form  10-SB, which cleared  comments with the  Commission on or  about
September 1, 1999. The Company is now a reporting  company   with  the
Commission,   and  will   provide an annual  report  to  its  security
holders,   which  will  include  audited  financial  statements.   The
public   may   read   and   copy   any  materials   filed   with   the
Commission, including the Company's Registration Statement on Form SB-2 and the Registration Statement on Form 10-SB, and all exhibits and schedules thereto, at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the Securities and Exchange Commission. The public may also obtain information on the operation of the Public Reference Room
by  calling   the   Commission  at  1-800-SEC-0330.   The   Commission
maintains    an  Internet  site  that  contains  reports,  proxy   and
information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.


                                       25





                                                                 TABLE OF CONTENTS

Item Number       Caption
Page
-----------       -------

    3.            Summary  Information.....................................................................3
                  Risk Factors.............................................................................5
                           We Have a Limited Operating History.............................................6
                           Regulatory Approvals May Not Be Granted.........................................6
                           We Are in a Very Competitive Industry...........................................7
                           We Must Comply with Environmental Laws..........................................7
                           We Have No Product Liability Insurance..........................................7
                           Future Capital Needs and Uncertainty of Additional Funding......................8
                           Limited Protection of Proprietary Technology....................................8
                           We Must Adapt to Rapid Technological Change.................................... 9
                           We Rely on Our Key Personnel................................................... 9
                           Conflicts of Interest.......................................................... 9
                           Limitation of Liability of Officers and Directors.............................. 9
                           Penny Stock Regulation......................................................... 9
                           Control by Existing Shareholders; Anti-Takeover Provisions......................10
                           Securities Market Factors.......................................................10
                           No Foreseeable Dividends........................................................10
                           No Assurances of Revenue or Operating Profits...................................10
                           Federal Income Tax Consequences.................................................10
                           Impact of the Year 2000 (Y2K Issues)............................................10
    4.            Use of Proceeds......................................................................... 11
    5.            Determination of Offering Price..........................................................11
    6. Dilution............................................................................................11
    7.            Selling Stockholders.....................................................................12
    8.            Plan of Distribution................................................................... .12
    9.            Legal Proceedings........................................................................14
    10.           Directors, Executive Officers, Promoters and Control Persons.............................14
    11.           Security Ownership of Certain Beneficial Owners and Management...........................16
    12.           Description of Securities................................................................17
    13.           Interest of Named Experts and Counsel....................................................17
    14.           Disclosure of Commission Position on Indemnification for Securities Act Liabilities......17
    15.           Organization Within Last Five Years......................................................18
    16.           Description of Business..................................................................18
    17.           Management's Discussion and Analysis of Financial Condition and Results of Operations....20
    18.           Description of Property..................................................................22
    19.           Certain Relationships and Related Transactions...........................................23
    20.           Market for Common Equity and Related Stockholder Matters.................................23
    21.           Executive Compensation...................................................................24
    22.           Financial Statements.....................................................................24
    23.           Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.....53
                  Legal Matters............................................................................53

Experts....................................................................................................53
                  Additional Information...................................................................53


                                       26




                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers

Article    Twelfth  of  the   Company's   Articles  of   Incorporation
provides that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision does not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section
78.300 of the Nevada Revised Statutes.

The Company will enter into indemnification agreements with each of its executive officers pursuant to which the Company agrees to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been an officer or director or employee of the Company. In order to be entitled to indemnification by the Company, such person must have acted in good faith and in a manner such person believed to be in the best interests of the Company and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Item 25. Other Expenses of Issuance and Distribution

The Company will pay all expenses in connection with the registration and sale of the Shares. The estimated expenses of issuance and distribution are set forth below.

Registration Fees                           Approximately
$2,640.00
Transfer Agent Fees                         Approximately
$200.00
Costs of Printing and Engraving             Approximately
$300.00
Legal Fees                                  Approximately
$10,000.00
Accounting Fees                             Approximately    $
7,500.00


Item 26. Recent Sales of Unregistered Securities

  There  have been no sales of  unregistered  securities   within  the
last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On or about December 9, 1996, Elast Delaware sold 136,668 units, at $1.50 per unit, in a private placement transaction in reliance upon
the   exemptions   from  the  registration  and  prospectus   delivery
requirements  of  the  Securities Act of 1933,   as   amended,   which
exemptions are specified in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated by the
Securities   and Exchange  Commission.  Specifically,  the  offer  was
made  to  "accredited   investors",  as that  term  is  defined  under
applicable federal and state securities laws, and no more than 35 non-accredited investors. Each unit was comprised of one share of Elast
Delaware's   unregistered and restricted one mill  ($.001)  par  value
common   stock and one warrant to purchase an  additional unregistered and  restricted share of Elast Delaware's common stock at a  price  of
$1.50  per  share.  The offering price for the units was   arbitrarily
set  by  Elast  Delaware  and had no  relationship  to  assets,   book
value,   revenues   or  other established  criteria   of  value.   The
warrants   and the shares of common  stock issuable upon its  exercise
were non-transferrable and were restricted securities as  defined   by
Rule  144  of  the   Securities  Act of 1933.  The  proceeds   of  the
offering   were used to pay for past  expenses  incurred in  designing the ELAST Device and for costs incurred to refine, engineer and test the ELAST Device and to produce and market a limited initial production run of the Device, and also to pay Elast Delaware's start-
up  costs,   including legal fees and equipment and office   expenses.
There  were  136,668  warrants  issued as a result of the 1996 private
placement   offering  which expire on September 30, 1999. As  of  June
30, 1998, 126,668 of the warrants have been exercised at $1.50. There were no commissions paid on the sale of the units.

                                        27



  On July 7, 1999, the Company, in a private placement offering to certain Australian investors, sold units of ownership interest in the Company consisting of an aggregate 500,000 shares of the Company's $.001 par value common stock and five-year warrants to purchase an additional 500,000 shares of the Company's common stock at an exercise price of $2.40 per share. In July, 1999, the Company received payment of $250,000 and recorded a common stock receivable of $250,000. The common stock receivable was collected on or about October 15, 1999. The shares were or will be issued in reliance upon the exemption from the registration requirements of the
Securities Act of 1933 set forth in Regulation S promulgated by the Securities and Exchange Commission. Specifically, the offer was made to "non U.S. persons outside the United States of America", as that term is defined under applicable federal and state securities laws. The offering price for the shares was arbitrarily set by the Company and had no relationship to assets, book value, revenues or other established criteria of value.

Item 27. Exhibits.

      Copies   of  the  following  documents  are  filed   with   this
Registration Statement, Form SB-2, as exhibits:

Exhibit No.

1                   Underwriting Agreement (not applicable)

2                   Plan of Merger*

3.1                 Articles of Incorporation*
                      (Charter Document)

3.2                 Certificate of Amendment to Articles of
Incorporation*
                     (Charter Document)

3.3                 Bylaws*

5.                  Opinion Re: Legality*

8.                  Opinion Re: Tax Matters (not applicable)

9.                  Voting Trust Agreement (not applicable)

11                  Computation of Per Share Earnings**

10.1                Agreement with RiverPlate Securities Pty Ltd.***
                     (material contract)

15.                    Letter    on   Unaudited   Interim    Financial
Information**

21.                 Subsidiaries of the Registrant**

23.1                Consent of Auditors

23.2                Consent of Counsel*

24.                 Power of Attorney****

27.                 Financial Data Schedule****

                                        28




*  Previously  filed as exhibits to Amendment No. 1 to Registration
Statement
   on Form 10-SB filed with the SEC on August 2, 1999.
** Included in financial statements
*** Previously  filed as an exhibit to the Company's  Quarterly
Report on Form
   10-QSB on November 12, 1999.
**** Previously filed as an exhibit to the Company's Form SB-2 filed with the
   SEC on December 7, 1999.


Item 28. Undertakings.

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
 (i) To include any prospectus required by Section 10(a)(3) of the
1933
Act;

 (ii) To reflect in the prospectus any facts or events arising after the effective date of theRegistrationStatement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the
Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20%
change in the maximumaggregateoffering price set forth in the "Calculation of Registration Fee" table in the effective Registration
Statement; and

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the
Registration Statement or any material change to such information in the
Registration Statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                       29




                                   SIGNATURES

In accordance with the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Registration Statement on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Newport Beach, California, on July 14, 2000.

                                            Elast Technologies, Inc.,
                                            a Nevada corporation

                                            By: /s/ Thomas Krucker
                                               -----------------------
--
                                                 Thomas Krucker
                                            Its: President and
Secretary


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

ELAST TECHNOLOGIES, INC.


Thomas Krucker                     September 26, 2000
-------------------------------
Director


Robert D. Milne                    September 26, 2000
-------------------------------
Director


Eduardo Daniel Jimenez Gonzalez    September 26, 2000
-------------------------------
Director


                                       30